PLACER DOME U.S. INC.

240 S. Rock Blvd Suite 117

Reno, Nevada 89502

March 26, 2003

Mr. John P. Leask

Mr. Jim Stypula

White Knight Resources Ltd.

Chapleau Resources Ltd.

White Knight Gold (U.S.) Inc.

Chapleau Resources (USA) Ltd.

CUN Minerals, Inc.

#104 — 135 10th Ave. South

#922 — 510 West Hastings Street

Cranbrook, BC CANADA

Vancouver, BC CANADA

VIC 2N1

V6B 1L8

Re: Binding Letter Agreement for Exploration and Development and Possible Joint Venture on Indian Ranch Property, Eureka County, Nevada.

Messrs. Leask and Stypula:

Pursuant to the discussions we have had over the past several weeks, this letter will confirm the agreement we have reached and set forth the material terms and conditions of an Exploration and Development Agreement among Placer Dome U.S. Inc. ("PDUS") a California corporation, White Knight Resources Ltd. ("WKRL") a British Columbia corporation, White Knight Gold (U.S.), Inc. ("WKGI"), a Delaware corporation, and CUN Minerals, Inc., a Nevada corporation ("CUN;" WKGI, WKRL, and CUN will be collectively referred to hereafter as "White Knight"), as well as Chapleau Resources Ltd. ("CRL"), a British Columbia corporation, and Chapleau Resources (USA) Ltd., an Alaska corporation ("CUSA;" CRL and CUSA will be collectively referred to hereinafter as "Chapleau"), covering the Indian Ranch Property located in Eureka County, Nevada (the "Property"), as more particularly described in Exhibit A-1 attached hereto and incorporated herein by reference. We have agreed that in addition to the Property, this letter agreement and the Exploration Agreement (as defined below) will include certain additional unpatented mining claims located by PDUS, as more particularly described in Exhibit A-2 attached hereto and incorporated herein by reference (the "Additional Claims"). All references to the Property in this letter agreement, except the references in paragraphs I.A and II.D, shall include the Additional Claims. Pursuant to our agreement, and subject to amendments to the underlying mining lease at the Property satisfactory to PDUS, as described in more detail below, PDUS will have the right to conduct exploration and development activities on the Property and, if PDUS elects to fulfill certain expenditure requirements, PDUS will earn an interest in the Property and

TEL (775) 856-2552

FAX (775) 856-3091 WEB www.placerdome.corn

475766_8

A member of the Placer Dome Group

Mr. Gordon P. Leask Mr. Jim Stypula

March 26, 2003

the parties will enter into a Joint Venture Agreement covering future activities on the Property.

I.

INTRODUCTION

A.

Leo Damele, together with various other individuals (collectively, "Owner"), owns record title to and is the sole beneficial and record owner of the Property. Owner and WKRL, the sole shareholder of WKGI, entered into a Mineral Lease Agreement dated February 10, 1994, as amended by (a) that Amendment to Mineral Lease Agreement dated September 9,1995, (b) that Second Amendment to Mineral Lease Agreement dated January 31, 1997, (c) that Third Amendment to Mineral Lease Agreement dated April 10, 1997, (d) that Fourth Amendment and Clarification of Mineral Lease Agreement dated April 13, 1999, and (e) that Fifth Amendment to Mineral Lease Agreement dated May 1, 2001, (collectively, the "Lease"), pursuant to which WKGI (by virtue of an Assignment Agreement between WKRL and WKGI dated May 6, 1997) acquired an undivided 100% leasehold interest in and to the Property. Subsequently, WKRL and WKGI entered into an Option Agreement with CRL, pursuant to which CRL acquired an undivided 25% leasehold interest in the Property, which CRL has subsequently assigned to CUSA. CUN is the owner of some unpatented mining claims within the "Area of Influence" under the Lease, and because CUN is an affiliate of WKRL and WKGI, those claims are subject to the Lease. WKGI and CUSA (collectively, "Lessee") have reached an agreement with Owner to amend the Lease to (i) allow Lessee, in return for a payment of $15,000 from White Knight to Owner, to reduce the production royalty under the Lease from 6% to 3% of net smelter returns (as defined in the Lease), for a buy-down price of $500,000, and to eliminate the Net Profits Royalty provided for in Section 4.03 of the Lease; (ii) extend the primary term of the Lease through February 10, 2014, and for so long thereafter as exploration, development or mining activities are being conducted on or with respect to the Property on a continuous basis ("continuous basis" being defined as no cessation of such activities for any period in excess of 365 consecutive days); (iii) modify the annual drilling commitment in Section 8.02 of the Lease so that only 2,500 (as opposed to 5,000) feet of drilling needs to be performed under the Lease during the period from February 10, 2003 through February 10, 2004, and that 5,000 feet will be drilled during each annual period under the Lease thereafter (with an acknowledgement from Owner that the modified annual drilling commitment is sufficient consideration for all of the rights granted by Owner to Lessee under the Lease); provided, however, that any number of feet drilled in excess of the minimum requirement during any annual period under the Lease may be applied to the minimum drilling requirement for any subsequent annual period or periods; (iv) change the "Area of Influence" under Section 8.01 of the Lease so that it covers any mining claims located by

Mr. Gordon P. Leask Mr. Jim Stypula

March 26, 2003

the lessee that are wholly within an area ½ mile outside the exterior boundaries of the unpatented mining claims subject to the Lease as of August 30, 2002 (as described and depicted on the attached Exhibit A-3), specifically excluding any existing unpatented mining claims owned by third parties as of that date , and

(v) delete Section 6.01(d) from the Lease.

A.

Upon delivery by Lessee to PDUS of a copy of a fully-executed and delivered amendment to the Lease including all of the changes described in the preceding paragraph (the "Amendment"), PDUS will promptly reimburse WKRL for expenditures incurred by WKRL in (i) paying federal claim maintenance fees for the Leased Claims (as defined below) for the 2002-03 assessment year, and (ii) payment of consideration to Owner in connection with the amendment of the Lease, in an amount not to exceed $55,000 (the "Initial Payment"). If PDUS has not received a fully-executed copy of the Amendment on or before March 31, 2003, then PDUS may elect, in its sole discretion, to terminate this letter agreement, and in the event of such termination PDUS shall have no obligation to make the Initial Payment to WKRL or any other obligation or liability whatsoever to WKRL, CUN, CRL, Lessee or Owner.

B.

Lessee hereby grants to PDUS the exclusive right to enter upon the Property for purposes of performing Exploration, Development and Related Work (as defined in the attached Exhibit B), in accordance with the terms of the Lease, and the right to earn an undivided 60% leasehold interest in the Property (the "Interest") by incurring certain Work Expenditures (as defined in the attached Exhibit C) as set forth below (the "Acquisition Right"). To the extent permitted under the Lease, PDUS shall have the additional right to conduct on the Property exploration and development activities related to exploration and development activities of PDUS on properties adjacent to or nearby the Property. PDUS's rights shall also include all other rights necessary or incident to or for the performance of its activities hereunder, including, but not limited to the authority to apply for all necessary permits, licenses and other approvals from the United States of America, the State of Nevada or any other governmental or other entity having regulatory authority over any part of the Property.

C.

The parties agree to proceed immediately and in good faith with the preparation of a formal Exploration and Development Agreement, which, when executed by both parties, will supersede this letter agreement for all purposes. Until such time, the parties agree that they are legally bound by the terms and conditions of this letter agreement. The formal Exploration and Development Agreement (the "Exploration Agreement") will contain the terms and conditions set forth in this letter agreement, which have been agreed to by PDUS, WKRL, CUN, CRL and Lessee as of the date of execution of this letter agreement by each of WKRL,

D.

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March 26, 2003

CUN, CRL and Lessee, as well as such other terms and conditions as are usual and customary in a transaction of this nature and as may be agreed upon by PDUS, WKRL, CUN, CRL and Lessee.

II.

EXPLORATION PERIOD

A.

Lessee and PDUS agree that during a four-year Earn-In Period commencing effective as of March 26, 2003 [the date PDUS receives a fully-executed copy of the Amendment as described in paragraphs l.A and I.B.] and terminating on March 26, 2007, PDUS may exercise the Acquisition Right (if it has incurred the required amount of Work Expenditures), at any time during that Earn-In Period. Upon exercise of the Acquisition Right, Lessee will promptly convey to PDUS an undivided 60% leasehold interest in the Property, by an assignment acceptable in form and substance to PDUS (such assignment to be in compliance with the terms hereof and to be prepared and recorded by PDUS), by which Lessee conveys an undivided 60% leasehold interest in the Property to PDUS free and clear of all liens, claims, defects, encumbrances and other burdens on production arising by, through or under Lessee (other than as set forth in the Lease).

B.

In order to keep this letter agreement and the Exploration Agreement in full force and effect and retain its Acquisition Right, PDUS will incur minimum Work Expenditures of $2.0 million during the Earn-In Period, in order to earn the vested Interest. To the extent PDUS chooses to incur any such Work Expenditures, those Work Expenditures shall include expenditures to conduct the required number of feet of exploratory drilling on an annual basis, as required under Section 8.02 of the Lease (as amended in the manner set forth in paragraph 1.A). PDUS will have no obligation to incur any Work Expenditures, however, and, at its sole discretion, will have the right to terminate its right to earn an interest in the Property, this letter agreement and the Exploration Agreement at any time during the Earn-In Period after giving 30 days' prior written notice to Lessee. In the event of such termination, PDUS will have no obligation to incur any additional Work Expenditures and no further obligations or liability to WKRL, CUN, CRL, Lessee or to Owner whatsoever, other than the obligation to Lessee to reclaim the surface of the Property in accordance with paragraph II.G (for which Lessee agrees to grant PDUS such access to the Property as is reasonably necessary), and the obligations set forth in paragraph II.J, to the extent applicable. In addition, in the event of such termination, PDUS will quitclaim the Additional Claims to WKGI. Any Exploration, Development and Related Work which may be performed by PDUS shall be performed in accordance with all of the terms and provisions of the Lease and good mining practices, but the timing, nature, manner and extent of any exploration,

C.

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March 26, 2003

development or any other operations or activities hereunder shall be in the sole discretion of PDUS, and there shall be no implied covenant to begin or continue any such operations or activities.

1.

Subject to PDUS's right to terminate this letter agreement and the Exploration Agreement at any time, the amounts of Work Expenditures required to be made on or for the benefit of the Property in order for PDUS to keep this letter agreement and the Exploration Agreement in full force and effect and retain the Acquisition Right are set forth in the following schedule (all amounts set forth below and elsewhere in this letter agreement are in U.S. dollars):

(a)

$100,000 during the period from March 26, 2003 through March 25, 2004;

(b)

$300,000 during the period from March 26, 2004 through March 25, 2005;

(c)

$600,000 during the period from March 26, 2005 through March 25, 2006; and

(d)

$1,000,000 during the period from March 26, 2006 through March 26, 2007.

2.

PDUS shall provide Lessee with a report of its Work Expenditures, certified by PDUS as being accurate and complete, not later than 60 days after the end of each of the periods referred to in paragraph 11.B.1(a)-(d) above ("Annual Period") during the Earn-In Period, which will include such information as is reasonably necessary for Lessee to confirm that PDUS has incurred the required minimum amount of Work Expenditures during the Annual Period in question. If PDUS elects not to incur the required amount of Work Expenditures during any Annual Period but desires to keep this letter agreement and the Exploration Agreement in full force and effect, or if for any reason it is determined that the entire amount of required Work Expenditures is not completed during any Annual Period, then, in order to maintain its interest in this letter agreement and the Exploration Agreement, PDUS will be required to pay the amount of any agreed-upon deficiency to Lessee, within 30 days after the parties reach agreement as to the amount of the deficiency. Subject to its obligation to maintain the Lease in good standing (in accordance with the terms of the Lease), if PDUS is precluded from timely completion during any Annual Period of any or all of the required Work Expenditures set forth above due to the actions or inaction of any governmental agency in granting

Mr. Gordon P. Leask

Mr. Jim Stypula March 26, 2003 Page 6

approvals or permits to conduct exploration or development activities (so long as PDUS has undertaken good faith efforts to obtain such approvals or permits in a timely manner), the time periods for incurring all of the Work Expenditures will be extended for a period of time equal to that of the delay(s), provided that under no circumstances shall the Earn-In Period extend beyond March 26, 2010. Work Expenditures in excess of the amount required during any Annual Period may be carried forward as a credit for any subsequent Annual Period. PDUS may in its sole discretion accelerate the schedule for completion of the required Work Expenditures in order to exercise its Acquisition Right at any time during the Earn-In Period.

3.

So long as it desires to keep the letter agreement and the Exploration Agreement in full force and effect and retain its Acquisition Right, PDUS will, subject to the provisions of paragraphs II.J below and the provisions of the Lease, timely pay all federal claim maintenance fees and make all filings and recording in connection therewith as required to maintain the Leased Claims (as defined below) in good standing. As long as it complies with the obligations set forth in this paragraph II.B.3, PDUS shall have no liability whatsoever to WKRL, CUN, CRL, Lessee or Owner as the result of a loss of any of the Leased Claims due to a challenge by any third party or the U.S. government.

A.

During the Earn-In Period, PDUS shall provide WKGI, as agent for the Lessee, (1) monthly progress reports, and (2) a comprehensive summary report twice during each Annual Period as well as such other reports as may be required under the Lease. The bi-annual comprehensive report, which shall be delivered by PDUS to WKGI not later than 60 days after the end of each six-month period during every Annual Period, shall include all maps, assays, surveys, drill logs, samples, and metallurgical, geological, geophysical, geochemical and engineering data (and interpretive reports derived therefrom), developed by PDUS with respect to the Property during the immediately previous six-month period; provided, however, that PDUS shall have no obligation to make any interpretive data or reports developed by it or on its behalf available to WKGI if such interpretive data or reports are proprietary to or constitute trade secrets of PDUS. PDUS makes no representation or warranty as to the accuracy, reliability or completeness of any data and information provided to WKGI pursuant to this paragraph II.C, and WKRL and Lessee shall rely on the same at their sole risk.

B.

With respect to the unpatented mining claims covered by the Lease (the "Leased Claims"), each of White Knight and Chapleau severally represents and warrants (a) that together WKGI and CUSA hold an undivided 100% leasehold interest in

C.

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Mr. Jim Stypula March 26, 2003 Page 7

the Leased Claims, free and clear of all liens, claims, defects, encumbrances or other burdens on production arising by, through or under them (except for the production royalty payable under the Lease); (b) that as to each of the Leased Claims, they are in exclusive possession thereof, and that, subject to the paramount title of the United States of America: (i) the Leased Claims were properly located and monumented, free and clear of any conflicting claims of which Lessee is aware; (ii) location notices and certificates and required maps were properly posted, recorded and filed for each of the Leased Claims; (iii) all filings and recordings required to maintain the Leased Claims in good standing through the effective date of this letter agreement and the Exploration Agreement, including evidence of proper performance of annual assessment work or payment of required claim maintenance fees, have been timely and properly made in the appropriate governmental offices; (iv) assessment work, performed reasonably and in good faith in accordance with accepted industry practice, which Lessee believes was sufficient to satisfy the requirements for maintaining the Leased Claims, was performed through the assessment year ending September 1, 1992; (v) all required annual claim maintenance fees and other payments necessary to maintain the Leased Claims through the assessment year ending September 1, 2003, have been timely and properly made; and (vi) each of the Leased Claims has been remonumented as necessary, and evidence of such remonumentation has been timely and properly recorded, all in compliance with the provisions of Nevada Revised Statutes § 517.030. In addition, each of White Knight and Chapleau severally represents and warrants (a) that to the best of their knowledge, all operations conducted by each of them on the Property have been conducted in compliance with the Lease and applicable federal, state and local laws, rules, and regulations; (b) that there is no pending or (to the best of their knowledge) threatened litigation or administrative action affecting the Property and they have received no notices of violation or consent orders with respect to the Property or their operations thereon; (c) that to the best of their knowledge there are no adverse environmental conditions at the Property that could result in a violation of or liability under any applicable federal, state or local laws, rules or regulations concerning protection of the environment or human health and safety, and that there have been no releases of hazardous materials or substances from the Property other than in accordance with such laws; (d) that by entering into this letter agreement and the Exploration Agreement they will not be in violation of or cause a default under any oral or written agreement to which either of them is a party and that they have obtained any consents required under any such agreements and any governmental consents required in order for them to enter into this letter agreement and the Exploration Agreement; (e) that there are no royalties encumbering the Property (other than those payable to the Owner under the Lease); and (f) that the Lease is in full force and effect, WKGI holds an

Mr. Gordon P. Leask Mr. Jim Stypula

March 26, 2003

undivided 75% leasehold interest and CUSA holds an undivided 25% leasehold interest therein, the Lessee has performed all of its obligations thereunder, and the Lessee is not in default (nor are there any circumstances that with notice or passage of time would become a default) thereunder. White Knight and

Chapleau have obtained from the owner and provided to PDUS a fully-executed and delivered estoppel certificate (in the form attached as Exhibit H hereto) acceptable to PDUS in which Owner has acknowledged PDUS's rights under this letter agreement and the Exploration Agreement, acknowledged the execution and delivery of this letter agreement, the Exploration Agreement and the Joint Venture Agreement, and confirmed that the Lease is in full force and effect and there are no defaults thereunder.

E.

Each of PDUS, WKRL, CUN, CRL and Lessee represents and warrants to the other that:

1.

It is a corporation duly organized, validly existing, and in good standing under the laws of its state or province of incorporation, and, in the case of PDUS, WGKI and CUSA, is qualified to do business and in good standing under the laws of the State of Nevada.

2.

It has the requisite power and authority (a) to enter into this letter agreement and the Exploration Agreement and all other agreements contemplated hereby, and (b) to carry out and perform its obligations under the terms and provisions of this letter agreement and the Exploration Agreement and all agreements contemplated hereby.

3.

All requisite corporate action on its part, and on the part of its officers, directors, and shareholders, necessary for the execution, delivery, and performance by it of this letter agreement and the Exploration Agreement and all other agreements contemplated hereby, have been taken. This letter agreement and the Exploration Agreement and all agreements and instruments contemplated hereby are, and when executed and delivered by it (assuming valid execution and delivery by the other parties), will be, legal, valid, and binding obligations of it enforceable against it in accordance with their respective terms. The execution, delivery and performance by it of this letter agreement and the Exploration Agreement will not violate any provision of law; any order of any court or other agency of government; or any provision of any indenture, agreement or other instrument to which it is a party or by which its properties or assets are bound; or be in conflict with, result in a breach of or constitute (with due notice and lapse of time) a default under any such indenture, agreement or other instrument. There is no law, rule or regulation, nor is there any judgment, decree or order of any court or governmental authority binding

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Mr. Jim Stypula March 26, 2003 Page 9

on it which would be contravened by the execution, delivery, performance, or enforcement of this letter agreement or the Exploration Agreement or any instrument or agreement required hereunder. Notwithstanding the foregoing, no representation is made as to (a) the remedy of specific performance or other equitable remedies for the enforcement of this letter agreement and the Exploration Agreement or any other agreement contemplated hereby or (b) rights to indemnity under this letter agreement or the Exploration Agreement for securities law liability. Additionally, this representation is limited by applicable bankruptcy, insolvency, moratorium, and other similar laws affecting generally the rights and remedies of creditors and secured parties.

4.

Notwithstanding any provision of this letter agreement to the contrary, PDUS makes no representation or warranty whatsoever (and White

Knight and Chapleau acknowledge the same) as to title to or the validity of any of the Additional Claims, or the proper or timely completion of any acts of staking, locating or monumenting the Additional Claims or making any filings or recordings required in connection therewith.

F.

Upon execution of this letter agreement, each of WKRL, GUN, CRL and Lessee shall make available to PDUS all records, information and data in its possession or reasonably available to it relating to title to the Property or environmental conditions at or pertaining to the Property, and all maps, assays, surveys, technical reports, drill logs, samples, mine, mill, processing and smelter records, and metallurgical, geological, geophysical, geochemical, and engineering data, and interpretive reports derived therefrom, concerning the Property, and PDUS, at its expense, may copy any such records, information and data that PDUS desires. None of WKRL, CUN, CRL or Lessee makes any representation or warranty as to the accuracy, reliability or completeness of any such records, information or data, and PDUS shall rely on the same at its sole risk. If at any time on or before 5:00 p.m. Pacific Standard Time on the date that is 90 days after the effective date of this letter agreement (which shall be the date this letter agreement is executed by Lessee), PDUS notifies Lessee of a material defect in title to all or any portion of the Property that is reasonably unacceptable to PDUS in its sole discretion, or of any environmental conditions at or associated with the Property that are reasonably unacceptable to PDUS in its sole discretion, PDUS may terminate this letter agreement and the Exploration Agreement. In the event of such termination, WKRL will promptly reimburse PDUS in an amount equal to the amount of the Initial Payment, and PDUS will have no further obligation or liability whatsoever to WKRL, CUN, CRL, Lessee or to Owner, other than the obligation to Lessee to reclaim the surface of the Property in accordance with

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Mr. Jim Stypula March 26, 2003 Page 10

paragraph II.G (for which Lessee agrees to grant PDUS such access to the Property as is reasonably necessary).

A.

PDUS will be responsible for all reclamation required (i) by the Lease and (ii) by federal, state and local laws, rules and regulations, in connection with any activities or operations conducted by it or on its behalf on the Property during the Earn-in Period. Lessee will be responsible for any existing reclamation obligations pertaining to the Property, and during the Option Period shall perform all such obligations in accordance with applicable federal, state and local laws, rules and regulations, except to the extent that PDUS notifies Lessee in writing that it wishes to use any surface areas on the Property where such reclamation obligations are outstanding, in which case PDUS will assume such reclamation obligations. If PDUS exercises the Acquisition Right, PDUS's reclamation obligations under this paragraph II.G will become obligations of the Venture.

B.

PDUS agrees to indemnify, defend and hold WKRL, CUN, CRL, Lessee, and their respective officers, directors, successors and assigns, harmless from and against any and all claims, actions, suits, losses, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys' fees (collectively, "Losses") arising from or related to (a) any breach by PDUS of any of its covenants or representations and warranties set forth in this letter agreement or contained in the Exploration Agreement, or (b) any activities conducted by on or behalf of PDUS on the Property. White Knight and Chapleau severally agree to indemnify, defend and hold PDUS, its officers, directors, successors and assigns, harmless from and against any and all Losses arising from or related to (a) any breach by them of any of their covenants or representations and warranties set forth in this letter agreement or contained in the Exploration Agreement or (b) any activities conducted by or on behalf of Lessee on the Property (including without limitation damages, costs and expenses arising from any activities undertaken by Lessee under the Lease). If PDUS, WKGI and CUSA do not enter into the Joint Venture Agreement, the indemnification obligations set forth in this paragraph II.H shall survive the termination of this letter agreement and the Exploration Agreement.

Any party who has a claim giving rise to indemnification liability pursuant to this letter agreement or the Exploration Agreement (an "Indemnified Party") which results from a claim by a third party or otherwise shall give prompt notice to the other party (the "Indemnifying Party") of such claim, together with a reasonable description thereof. Failure to provide such notice shall not relieve the Indemnifying Party of any of its obligations hereunder except to the extent the Indemnifying Party is materially prejudiced thereby. With respect to any claim by a third party against any party to this Agreement which is subject to

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Mr. Jim Stypula March 26, 2003 Page 11

indemnification under this letter agreement or the Exploration Agreement, the Indemnifying Party shall be afforded the opportunity, as its expense, to defend or settle the claim if it utilizes counsel reasonably satisfactory to the Indemnified Party, and promptly commences the defense of such claim and pursues such defense with diligence; provided, however, that the Indemnifying Party shall secure the consent of the Indemnified Party to any settlement, which consent shall not be unreasonably withheld. The Indemnified Party may participate in the defense of any claim at its expense, and until the Indemnifying Party has agreed to defend such claim, the Indemnified Party may file any motion, answer or other pleading or take such other action as it deems appropriate to protect its interests. If the Indemnifying Party does not elect to contest any third-party claim, the Indemnifying Party shall be bound by the results obtained with respect thereto by the Indemnified Party, including any settlement of such claim.

J.

If PDUS elects to terminate this letter agreement or the Exploration Agreement, and such termination occurs after June 30th during any Annual Period, then, if it has not already done so, PDUS shall remain obligated to pay the federal claim maintenance fees of $100 per claim for the Leased Claims that must be paid on or before August 31st of that same Annual Period (and to make all filings and recordings required in connection therewith). In addition, if PDUS elects to terminate this letter agreement or the Exploration Agreement, and such termination occurs after September 30th during any Annual Period, then, if it has not already done so, PDUS shall remain obligated to complete the annual drilling requirement under the Lease for the then current Annual Period.

A.

Neither PDUS nor WKRL, CUN, CRL or Lessee may assign its interest in this letter agreement or the Exploration Agreement to any third party without the prior written consent of the other parties, such consent not to be unreasonably withheld; provided, however, that no such consent will be necessary in connection with (i) assignments to affiliates or subsidiaries, (ii) a pledge by PDUS for financing purposes, (iii) corporate merger or reorganization, or (iv) a sale of all or substantially all of the assigning party's assets. Any assignee of any party or assignee or transferee of any interest in the Property shall agree in writing to be bound by all of the terms and conditions of this letter agreement and the Exploration Agreement. This letter agreement and the Exploration Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

B.

Following completion of the minimum amount of Work Expenditures, PDUS will have earned the right to acquire a 60% leasehold interest in the Property and will be entitled (but not obligated) to exercise the Acquisition Right. If it exercises the Acquisition Right, Lessee will immediately convey to PDUS (by an assignment

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Mr. Jim Stypula March 26, 2003 Page 12

acceptable in substance and form to PDUS covering the Leased Claims) an undivided 60% leasehold interest in the Property, and PDUS, WKGI and CUSA will enter into a joint venture agreement (the "Joint Venture Agreement") covering further activities at the Property, all of the obligations of WKGI and CUSA under the Joint Venture Agreement to be guaranteed (pursuant to a guaranty in form and substance satisfactory to PDUS in its sole discretion) by WKRL and CRL, respectively. The formal Joint Venture Agreement will generally follow the form of the Model Joint Venture Agreements (Forms 5 and 5A) published by the Rocky Mountain Mineral Law Foundation, and will contain the terms and provisions set forth in this paragraph II.L. and Section III below, and such other terms and conditions as are usual and customary for a transaction of this nature and mutually agreeable (subject to an obligation on the part of each party to negotiate such other terms and conditions in good faith) to the parties. Until the Joint Venture Agreement is executed and delivered the parties agree that they will be legally bound by the provisions of this paragraph II.L and the provisions of Section III.

A.

PDUS and Lessee agree that their relationship shall constitute a tax partnership within the meaning of Section 761(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and that, to the extent permissible under applicable law, their relationship shall be treated for state income tax purposes in the same manner as it is for federal income tax purposes. Except for the tax partnership referred to in the preceding sentence and established pursuant to the provisions of Exhibit D attached hereto and incorporated herein by reference, nothing contained in this letter agreement or the Exploration Agreement shall be deemed to constitute either party the partner of the other, nor, except as otherwise herein expressly provided, to constitute either party the agent or legal representative of the other, nor to create any fiduciary relationship between them. It is not the intention of the parties to create, nor shall this letter agreement or Exploration Agreement be construed to create, any mining, commercial, or other partnership, other than the tax partnership as set forth in Exhibit D. Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein.

N.

Simultaneous with the execution of this letter agreement, the parties agree to execute for recording purposes a written Short Form of Agreement, in the form attached hereto as Exhibit E, setting forth the basic terms and conditions of this letter agreement as necessitated by Nevada law. That Short Form may be recorded by PDUS in Eureka County.

B.

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O.

Where any party hereto or any affiliate (collectively, the "Discloser") is required by Canadian National Instrument 43-101 Standards of Disclosure for Mineral

Projects as amended from time to time ("NI 43-101") to file a Technical Report

(as defined in NI 43-101) with respect to the Property:

1.

neither of the non-disclosing parties nor their respective affiliates shall have any obligation to the Discloser to prepare or provide the Technical Report or any part thereof, or to provide or make available a Qualified Person (as defined in NI 43-101) to the Discloser;

2.

the Discloser shall not designate the other parties hereto or any associate, affiliate or employee of or retained by the other parties, or any Qualified Person of the other parties, as the Qualified Person of the Discloser, without the prior written consent of the other parties;

3.

the Discloser shall be responsible for the cost of preparing or providing the Technical Report;

4.

the Discloser's designation of a third party Qualified Person shall be subject to the other parties' prior written consent, such consent not to be unreasonably withheld;

5.

the non-disclosing parties shall be entitled to access to all pertinent information related to that portion of the Technical Report pertaining to the Property and shall be afforded a reasonable opportunity to review and require changes to that portion of the Technical Report prior to the filing of the Technical Report with applicable regulatory authorities;

6.

where either White Knight or Chapleau is the Discloser, White Knight or Chapleau, as applicable, may request and PDUS may elect (but shall have no obligation) to prepare and provide the Technical Report and to designate the Qualified Person to prepare or supervise the preparation of such Technical Report, all at the expense of the Discloser. In the event that PDUS prepares or provides the Technical Report pursuant to this paragraph 11.N.6, then Discloser shall:

(a)

use such Technical Report only for the purpose of compliance with NI 43-101 and for no other purpose; and

(b)

defend, indemnify and hold PDUS and its directors, officers, employees, agents, representatives and subcontractors (the "PDUS Indemnified Parties") harmless from and against any and all Losses, whether direct or indirect, which at any time or from time to

(c)

Mr. Gordon P. Leask Mr. Jim Stypula

March 26, 2003

time are directly or indirectly incurred or suffered by any of the PDUS Indemnified Parties or their respective successors or assigns in connection with, as a result of or arising out of the preparation or provision of the Technical Report and the dissemination of same. For greater certainty, no termination of this letter agreement or the Exploration Agreement shall prevent any of the PDUS Indemnified Parties or their respective successors or assigns from obtaining indemnification from Lessee pursuant to this paragraph II.O.6(b); and

7.

where either White Knight or Chapleau is the Discloser and PDUS obtains information subsequent to the filing of the Technical Report which renders the Technical Report inaccurate, the Discloser shall at PDUS's request disseminate such information in a manner which satisfies the Discloser's obligations under applicable securities laws, and if the Discloser fails to do so then PDUS shall have the right (but not the obligation) to do so on the Discloser's behalf.

P

The parties agree that the terms and conditions of this letter agreement and the Exploration Agreement will apply and extend to any right, title or interest hereafter acquired during the Earn-In Period by (i) WKRL, CUN, CRL or Lessee in or to the Property or within the Area of Interest, or (ii) PDUS within the Area of Interest, without payment of additional consideration.

A.

The parties agree that this letter agreement shall be governed by Nevada law, other than its rules as to conflicts of law.

B.

PDUS, WKRL, CUN, CRL and Lessee agree that this letter agreement and the Exploration Agreement shall be construed to benefit the parties hereto and their respective permitted successors and assigns only, and shall not be construed to create any third party beneficiary rights in any other party or in any governmental organization or agency.

Ill.

DEVELOPMENT PERIOD

A.

PDUS will be the Manager of the business relationship between the parties (the "Venture") under the Joint Venture Agreement. If PDUS desires to earn an additional 15% interest in the Property and the Venture (which it may do in its sole discretion), PDUS must notify Lessee not later than 180 days after the date of receipt by PDUS of the assignment referred to in paragraph II.L. In order to earn the additional 15% interest in the Property and the Venture (the "Additional Interest"), PDUS must complete or arrange for the completion of a Feasibility Study (as defined in the attached Exhibit F) at any time during or after the Earn-

Mr. Gordon P. Leask Mr. Jim Stypula

March 26, 2003

In Period and prior to the date three years after the effective date of the Joint Venture Agreement (subject to force majeure, including economic force majeure for any period(s) of time where the average London P.M. fix for gold for any 60-day period is less than $290 per ounce, provided that in any event the period for completion of the Feasibility Study may not be extended by more than three years due to force majeure). In addition, PDUS may extend the time by which it must have completed the Feasibility Study for one additional year by payment to Lessee of $100,000, and for another additional year by payment to Lessee of $250,000. If PDUS does not timely notify Lessee of PDUS's desire to earn the Additional Interest during the 180-day period referred to above, PDUS shall have waived its right to earn the Additional Interest, and the Venture will continue on a 60%-PDUS/ 30%o-WKGi/ 10%-CUSA basis. If PDUS timely provides notice to Lessee that PDUS does wish to earn the Additional Interest, PDUS may decide and notify Lessee at any time thereafter that it does not wish to acquire the Additional Interest, and in that event the Participating Interests of the parties in the Venture shall remain 60%-PDUS / 30%-WKGI/ 10%o-CUSA (subject to the provisions of paragraph III.F). PDUS will carry Lessee and fund all Venture operations through completion of the Feasibility Study or until PDUS either fails to or determines it no longer desires to earn the Additional Interest. Lessee's proportionate share of costs that are "carried" by PDUS through completion of a Feasibility Study (or until PDUS either fails to or makes the determination that it does not wish to acquire the Additional Interest), plus interest at the Prime Rate plus two percent, as determined by the bank with whom the Venture maintains its regular bank account (the "Carried Amount"), shall be recovered by PDUS on a monthly basis from 80% of Lessee's share of the net cash flow from operations from the Property, beginning on the date of commencement of commercial production from the Property. To secure repayment of the Carried Amount, Lessee will grant to PDUS, simultaneous with the delivery of the assignment referred to in paragraph II.L, a first priority security interest in Lessee's Participating interest in the Joint Venture Agreement, and execute and deliver to PDUS a mortgage or deed of trust, U.C.C. Financing Statements, and such other documents as PDUS may deem reasonably necessary to perfect that security interest. That security interest will remain in place until PDUS has fully recovered the Carried Amount. PDUS's security interest described above will be in addition to the security interests the parties grant to each other to secure the performance of their respective obligations under the Joint Venture Agreement. During the 180-day period referred to in this paragraph IiI.A, PDUS may continue to conduct Operations on or for the benefit of the Property in such a manner as it seems fit, and, at the point that Lessee becomes obligated to contribute to its proportionate share of Programs and Budgets, Lessee will promptly reimburse PDUS for all expenditures made by PDUS on Lessee's behalf during that period.

Mr. Gordon P. Leask Mr. Jim Stypula

March 26, 2003

B.

For purposes of the Joint Venture Agreement, White Knight and Chapleau will be treated as separate Participants. Upon completion of a Feasibility Study, each

Participant will fund project development according to its Participating Interest percentage (6.25%-CUSA/ 18.75%-WKGI/ 75%-PDUS).

PDUS will be the Manager under the Joint Venture Agreement and will be compensated with a management fee calculated as defined in the Joint Venture Agreement (and set at 10% during the exploration phase, 3% during the development phase, and 1% during the mining phase). Decisions of the Venture will be made by a Management Committee consisting of two representatives appointed by each of the Participants, and the vote of the Manager shall control.

A.

Upon receipt by Lessee of six copies of the Feasibility Study, each of WKGI and CUSA will have a 180-day period to either elect to fund the project in proportion to its Participating Interest or convert its Participating Interest to an interest in Net Smelter Returns (as defined in the attached Exhibit G). If WKGI (but not Chapleau) makes such a conversion election, then WKGI's interest in the Venture will be converted to 0.75% interest in Net Smelter Returns, and WKGI's Participating Interest will be divided proportionally between PDUS and CUSA. If CUSA (but not WKGI) makes such a conversion election, then CUSA's interest in the Venture will be converted to a 0.25% interest in Net Smelter Returns, and CUSA's Participating Interest will be divided proportionally between PDUS and WKGI. If both WGKI and CUSA make such a conversion election, their interests in the Venture will be converted to interests in Net Smelter Returns as set forth above, and neither of them shall have any further Participating Interest in the Venture. During that 180-day period, PDUS may continue to conduct Operations on or for the benefit of the Property in such a manner as it seems fit, and, if either WKGI or CUSA (or both) decides not to convert its interest, then it (or they) will promptly reimburse PDUS for all expenditures made by PDUS on its (or their) behalf during that period.

B.

PDUS's Initial Contribution to the Venture will be deemed to be equal to the actual amount of the PDUS's Work Expenditures incurred during the Earn-In Period under the letter agreement and the Exploration Agreement and thereafter through the point of completion of a Feasibility Study (or an election by PDUS not to complete the Feasibility Study), and the amount of Lessee's combined Initial Contribution will be determined based on the following formula (where Lessee's contribution equals x):

60% = [Amount of PDUS's Work Expenditures)

40%

X

Mr. Gordon P. Leask Mr. Jim Stypula

March 26, 2003

The fraction set forth above shall be 75%/25% (for Equity Account purposes) if PDUS earns the Additional Interest, and the Participants will take such actions as are reasonably necessary to make the Capital Account balances reflect PDUS's additional expenditures made to earn the Additional Interest.

F.

If after timely making the election to earn the Additional Interest PDUS either fails or elects not to timely complete the Feasibility Study, then Lessee, at its sole discretion, may reacquire a portion of PDUS's interest in the Property and the Venture (so that the percentage Participating Interests under the Joint Venture Agreement would be Lessee-75%, PDUS – 25%) by completing (at its sole expense) the Feasibility Study within two years. Lessee agrees that it will notify PDUS whether Lessee desires to reacquire a portion of PDUS's interest in the Property and the Venture not later than 90 days after PDUS elects not to or fails to earn the Additional Interest. During that two-year period and thereafter if Lessee earns the additional 35% interest in the Property and the Venture, WKGI will be the Manager under the Joint Venture Agreement. PDUS will have a 120-day period after completion of the Feasibility Study by Lessee to either elect to fund the project in proportion to its Participating Interest (25%) or convert its Participating Interest to an interest in 1% of Net Smelter Returns (as defined in the attached Exhibit G). The provisions of this paragraph III.F will not apply if (i) PDUS elects not to earn the Additional Interest and notifies Lessee of that election during the 180-day period referred to in paragraph III.A, or (ii) PDUS does not notify Lessee that it wishes to earn the Additional Interest during the 180-day period referred to in paragraph Ill.A.

A.

If neither PDUS nor Lessee timely completes the Feasibility Study, then the participating interest percentages of the parties shall remain PDUS – 60%, Lessee – 40%, and PDUS shall remain the Manager under the Joint Venture Agreement.

B.

If a Participant elects to participate less than fully or not at all in a proposed Program and Budget, the standard dilution formula set forth in Section 6.3 of Form 5A will apply. Once any Participant's Participating Interest is voluntarily reduced to less than 5%, that Participant's Participating Interest shall automatically be converted to an interest in Net Smelter Returns (1% if PDUS is the Reduced Participant, .75% if WKGI is the Reduced Participant, and .25% if CUSA is the Reduced Participant). If a Participant defaults in contributing to an approved Program and Budget, then, among the remedies available to it, the non-defaulting Participant may choose to have the defaulting Participant's Participating Interest reduced in accordance with the standard dilution formula plus a penalty of 50% (if the default occurs with respect to an approved Program and Budget which covers primarily exploration activities), or to have the

C.

Mr. Gordon P. Leask

Mr. Jim Stypula March 26, 2003 Page 18

defaulting Participant forfeit its entire interest in the Venture (if the default occurs with respect to an approved Program and Budget which covers primarily development and/or mining activities), in which case the defaulting Participant shall have the right to recover from the applicable percentage of Net Smelter Returns set forth above an amount equal to the positive balance in the defaulting Participant's Equity Account.

I.

During the periods covered by paragraph 11I.A and D above, PDUS shall have no obligation to prepare or provide the other Participants with the opportunity to comment on Programs and Budgets, until it has earned the Additional Interest, Until it has earned the Additional Interest, however (or until it has elected not to acquire that Additional Interest), PDUS shall be obligated to conduct operations generally in accordance with the standards applicable to the Manager under the Joint Venture Agreement (provided that until that time, PDUS shall not be obligated to refer any matters to the Management Committee or to seek Management Committee approval for any decisions with respect to operations on the Property).

A.

The parties agree to make the same representations and warranties set forth in paragraphs II.D. and II.E. above, effective as of the effective date of the Joint Venture Agreement.

B.

The parties agree that each of them shall be responsible for their share of liabilities and obligations of the Venture (including without limitation environmental liabilities and obligations), equivalent to their Participating Interests in the Venture at the time such obligations or liabilities are incurred or accrued, notwithstanding any subsequent reduction or conversion of their Participating Interests.

C.

All capitalized terms used in this Section III and not defined herein will have the meaning ascribed to them in Form 5A.

IV.

PUBLICITY AND INFORMATION

Each party, except to the extent required by law or stock exchange rule and then only after providing the other parties with not less than three business days to review and comment on any proposed release or announcement, is prohibited from issuing any press releases or other public announcements concerning this letter agreement or any information generated pursuant hereto without the prior written approval of the other party. Each of White Knight and Chapleau acknowledges that, based upon (a) information made available by them to PDUS and PDUS's examination of the Property with their permission and (b) exploration data from work on property which PDUS controls in the vicinity of the Property, PDUS has conducted its own evaluation of

Mr. Gordon P. Leask Mr. Jim Stypula

March 26, 2003

the Property and has developed its own theories and interpretations regarding the Property that are regarded by PDUS as confidential and/or proprietary to PDUS and which have not been disclosed to either White Knight or Chapleau. Each of White Knight and Chapleau agrees that in entering into this letter agreement and the Exploration Agreement, it is not relying on PDUS to disclose any such theories, interpretations or evaluations.

V.

DISPUTE RESOLUTION

Any disputes between the parties concerning the interpretation of this letter agreement shall be resolved by binding arbitration in accordance with the procedures set forth in Exhibit I attached hereto and incorporated herein by reference.

If you are in agreement with the foregoing, please indicate the same by signing in the space indicated below, and returning to me a copy of this letter on or before March 31, 2003. Upon PDUS's receipt of a copy of this letter executed by authorized representatives of both White Knight and Chapleau, it will be understood and agreed to by the parties that this letter agreement, for and in consideration of the mutual covenants and promises contained herein, the receipt and sufficiency of which is hereby acknowledged and confirmed, is intended to and does constitute a binding agreement, and the parties shall be legally obligated to proceed with the execution and delivery of an Exploration Agreement containing each of the terms and provisions set forth above and such other terms and provisions as are mutually agreeable to the parties. We will begin preparation of the formal Exploration Agreement promptly upon receipt of a signed copy of this letter agreement.

Sincerely,

PLACER DOME U.S. INC., a California corporation

/s/

William C. Howald

Regional Exploration Manager

Mr. Gordon P. Leask Mr. Jim Stypula

March 26, 2003

Accepted and agreed to this 1st day of

April

, 2003 by

White Knight Resources Ltd., a

B. C.

corporation.

By:/s/

Name:

John M. Leask

Title:

Chairman

Accepted and agreed to this 1st    day of

April

, 2003 by

White Knight

 ~~Resources~~ (U.S.) Inc., a

Delaware corporation. Gold

By:/s/

Name:

John M . Ceask

Title:

President

Accepted and agreed to this

1st day of    April

, 2003 by

CUN Minerals, Inc., a Nevada

corporation.

By:  /s/

Name:    Megan Cameron-Jones

Title:  President

Accepted and agreed to this

day of

, 2003 by

Chapleau Resources Ltd., a

corporation.

By:

Name:

Title:

Mr. Gordon P. Leask Mr. Jim Stypula

March 26, 2003

Accepted and agreed to this

day of

 2003 by

White Knight Resources Ltd., a

corporation.

By:

Name:

Title:

Accepted and agreed to this

day of

, 2003 by

White Knight Resources (U.S.) Inc., a

corporation.

By:

Name:

Title:

Accepted and agreed to this

day of

, 2003 by

CUN Minerals, Inc., a

corporation.

By:

Name:

Title:

Accepted and agreed to this

27 day of

March

, 2003 by

Chapleau R,esources Ltd., a

British Columbia Corporation.

By:   /s/

Name:   Eric Wiltzen

Title:  President

Mr. Gordon P. Leask Mr. Jim Stypula

March 26, 2003

Accepted and agreed to this 27 day of

March

, 2003 by

Chapleau Resources (USA) Ltd., an. Alaskan

corporation.

By:   /s/

Name:  James Stypuwa

Title:  President

Exhibit A-1
The Property
Eureka County Recording

Claim Name	BLM Serial No.	Book	Page
CC 21	732170	293	036
CC 22	732171	293	037
CC 23	732172	293	038
CC 24	732173	293	039
CC 25	732174	293	040
CC 26	732175	293	041
CC 27	732176	293	042
CC 28	732177	293	043
CC 29	732178	293	044
CC 30	732179	293	045
CC 31	782701	315	476
CC 40	782702	315	477
CC 41	732190	293	057
CC 42	732191	293	058
CC 43	732192	293	059
CC 44	732193	293	060
CC 45	732194	293	061
CC 46	732195	293	062
CC 47	732196	293	063
CC 48	732197	293	064
CC 49	732198	293	065
CC 71	782696	315	478
CC 72	782697	315	479
CC 73	782698	315	480
CC 74	782699	315	481
CC 75	782700	315	482
PATTY #9	720767	287	299
PATTY #10	720768	287	300
PATTY #11	720769	287	301
PATTY #12	720770	287	302
PATTY #13	720771	287	303
PATTY #14	720772	287	304
PATTY #15	720773	287	305
PATTY #16	720774	287	306

Claim Name	BLM Serial No.	Book	Page
PATTY #17	720775	287	307
PATTY #18	720776	287	308
PATTY #19	720777	287	309
PATTY #20	720778	287	310
PATTY #21	720779	287	311
PATTY #22	720780	287	312
PATTY #23	720781	287	313
PATTY #24	720782	287	314
PATTY #25	720783	287	315
PATTY #26	720784	287	316
PATTY #27	720785	287	317
PATTY #28	720786	287	318
PATTY #29	720787	287	319
PATTY #30	720788	287	320
PATTY #31	720789	287	321
PATTY #32	720790	287	322
PA I I Y #33	720791	287	323
PA l I Y #34	720792	287	324
PATTY #35	720793	287	325
PATTY #36	720794	287	326
PA I I Y #37	720795	287	327
PATTY #38	720796	287	328
PATTY #39	720797	287	329
PATTY #40	720798	287	330
PATTY #41	720799	287	331
PATTY #42	720800	287	332
PATTY #43	720801	287	333
PATTY #44	720802	287	334
PATTY #45	720803	287	335
PATTY #46	720804	287	336
PATTY #47	720805	287	337
PATTY #48	720806	287	338
PATTY #49	720807	287	339
PATTY #50	720808	287	340
PATTY #51	720809	287	341
PATTY #52	720810	287	342
PATTY #53	720811	287	343
PATTY #54	720812	287	344
PATTY #55	720813	287	345
PATTY #56	720814	287	346
P 25	696730	267	148
P 26	696731	267	149
P 27	696732	267	150
	A-1-2
Claim Name	BLM Serial No.	Book	Page
P 29	696733	267	151
P 30	696734	267	152
P 31	696735	267	153
P 32	696736	267	154
P 33	696737	267	155
P 77	696738	267	156
P 78	696739	267	157
P 79	696740	267	158
P 80	696741	267	159
P 81	696742	267	160
P 82	696743	267	161
P 83	696744	267	162
P 84	696745	267	163
P 85	696746	267	164
P 86	696747	267	165
P 87	696748	267	166
P 88	696749	267	167
P 89	696750	267	168
P 90	696751	267	169
P 91	696752	267	170
P 92	696753	267	171
P 93	696754	267	172
P 94	696755	267	173
P 95	696756	267	174
P 96	696757	267	175
P 97	696758	267	176
P 98	696759	267	177
P 99	696760	267	178
P 100	696761	267	179
P 101	696762	267	180
P 102	696763	267	181
P 103	696764	267	182
P 104	696765	267	183
P 105	696766	267	184
P 107	782687	315	493
P 108	696769	267	187
P 109	696770	267	188
P 110	696771	267	189
P 111	696772	267	190
P 112	696773	267	191
P 113	696774	267	192
P 114	696775	267	193

A-1-3

Claim Name	BLM Serial No.	Book	Page
P 115	696776	267	194
P 116	696777	267	195
P 117	696778	267	196
P 118	696779	267	197
P 119	696780	267	198
P 120	696781	267	199
P 121	696782	267	200
P 122	696783	267	201
P 123	696784	267	202
P 124	696785	267	203
P 125	696786	267	204
P 126	696787	267	205
P 127	696788	267	206
P 128	696789	267	207
P 129	696790	267	208
P 130	696791	267	209
P 131	696792	267	210
P 132	696793	267	211
P 133	696794	267	212
P 134	696795	267	213
P 135	696796	267	214
P 136	696797	267	215
P 137	696798	267	216
P 138	696799	267	217
P 139	696800	267	218
P 140	696801	267	219
P 141	696802	267	220
P 142	696803	267	221
P 143	696804	267	222
P 144	696805	267	223
P 145	696806	267	224
P 146	696807	267	225
P 147	696808	267	226
P 148	696809	267	227
P 149	696810	267	228
P 150	696811	267	229
P 151	696812	267	230
P 152	696813	267	231
P 154	777482	311	430
P 155	777483	311	431
P 156	777484	311	432
P 157	777485	311	433
P 158	777486	311	434

A-1-4

Claim Name	BLM Serial No.	Book	Page
P 159	777487	311	435
P 160	777488	311	436
P 161	777489	311	437
P 162	777490	311	438
P 163	777491	311	439
P 164	777492	311	440
P 165	777493	311	441
P 166	777494	311	442
P 167	777495	311	443
P 168	777496	311	444
P 169	777497	311	445
P 170	777498	311	446
P 171	777499	311	447
P 172	777500	311	448
P 173	777501	311	449
P 174	777502	311	450
P 175	777503	311	451
P 176	777504	311	452
P 177	777505	311	453
P 178	777506	311	454
P 179	777507	311	455
P 181	832896	354	081
P 182	832897	354	082
P 183	832898	354	083
P 184	832899	354	084
P 185	832900	354	085
P 186	832901	354	086
P 187	832902	354	087
P 188	832903	354	088
P 189	832904	354	089
P 190	832905	354	090
P 191	777518	311	466
P 192	777519	311	467
P 193	777520	311	468
P 194	777521	311	469
P 195	777522	311	470
P 196	777523	311	471
P 197	777524	311	472
P 198	777525	311	473
P 199	777526	311	474
P 200	777527	311	475
P 201	777528	311	476

Claim Name	BLM Serial No.	Book	Page
P 202	777529	311	477
P 203	777530	311	478
P 204	777531	311	479
P 205	777532	311	480
P 207	777533	311	481
P 208	777534	311	482
P 209	777535	311	483
P 210	777536	311	484
P 211	777537	311	485
P 212	777538	311	486
P 212A	782689	315	494
P 213A	782690	315	495
P 214	782695	315	499
P 214A	782691	315	496
P 215A	782692	315	497
P 216A	782693	315	498
P 218A	784278	316	216
P 240	784279	316	215
P 241	784280	316	214
P 242	784281	316	213
P 243	784282	316	212
P 244	784283	316	211
P 245	784284	316	210
P 246	784285	316	209
P 247	784286	316	208
P 248	784287	316	207
P 249	784288	316	206
P 250	784289	316	205
P 251	784290	316	204
P 252	784291	316	203
P 253	784292	316	202
P 254	784293	316	201
P 267	784304	316	190
P 268	784305	316	189
P 269	784306	316	188
P 303	792436	321	304
P 312	792445	321	313

A-1-7

Claim Name	BLM Serial No.	Book	Page
P 314	792447	321	315
P 316	792449	321	317
P 317	792450	321	318
P 318	792451	321	319
P 319	792452	321	320
P 320	792453	321	321
P 321	792454	321	322
P 322	792455	321	323
P 323	792456	321	324
P 324	792457	321	325
P 325	792458	321	326
P 326	792459	321	327
P 327	792460	321	328
P 328	793223	322	568
P 329	793224	322	569
P 330	793225	322	570
P 331	793226	322	571
P 332	793227	322	572
P 333	793228	322	573
WIN 22	732010	293	084
WIN 23	732011	293	085
WIN 24	732012	293	086
WIN 25	732013	293	087
WIN 26	732014	293	088
WIN 27	732015	293	089
WIN 28	732016	293	090
WIN 29	732017	293	091
WIN 30	732018	293	092
WIN 31	732019	293	093
WIN 32	732020	293	094
WIN 34	732022	293	096
WIN 35	732023	293	097
WIN 36	732024	293	098
WIN 37	732025	293	099
WIN 38	732026	293	100
WIN 39	732027	293	101
WIN 40	732028	293	102
WIN 41	732029	293	103
WIN 42	732030	293	104
WIN 43	732031	293	105
WIN 44	732032	293	106

Claim Name	BLM Serial No.	Book	Page
IR #48	794122	323	400
IR #49	794123	323	401
IR #50	794124	323	402
IR #51	794125	323	403
IR #52	794126	323	404
IR #89	794163	323	441
IR #90	794164	323	442
IR #91	794165	323	443
IR #92	794166	323	444
IR #93	794167	323	445
IR #94	794168	323	446
IR #95	794169	323	447
IR #96	794170	323	448
IR #97	794171	323	449
IR #98	794172	323	450
IR #99	794173	323	451
IR #100	794174	323	452
IR #101	794175	323	453
IR #102	794176	323	454
IR #103	794177	323	455
IR #104	794178	323	456
IR #105	794179	323	457
IR #106	794180	323	458
IR #178	794252	323	530
IR #179	794253	323	531
IR #180	794254	323	532
IR #181	794255	323	533
IR #182	794256	323	534
IR #183	794257	323	535
IR #184	794258	323	536
IR #185	794259	323	537
IR #186	794260	323	538
IR #187	794261	323	539
IR #188	794262	323	540
IR #189	794263	323	541
IR #190	794264	323	542

A-1-9

Exhibit A-2
The Additional Claims

Claim Name	BLM Serial No.	Book	Page	Location Date
PI 255	843289	359	001	12/11/2002
PI 256	843290	359	002	12/11/2002
PI 257	843291	359	003	12/11/2002
PI 258	843292	359	004	12/11/2002
PI 259	843293	359	005	12/11/2002
PI 260	843294	359	006	12/11/2002
PI 261	843295	359	007	12/1112002
PI 262	843296	359	008	12/11/2002
PI 263	843297	359	009	12/11/2002
PI 264	843298	359	010	12/11/2002
PI 270	843299	359	011	12/11/2002
PI 271	843300	359	012	12/11/2002
PI 272	843301	359	013	12/11/2002
PI 273	843302	359	014	12/11/2002
PI 274	843303	359	015	12/11/2002
PP 173				2/11/2003
PP 174				2/11/2003
PP 175				2/11/2003
PP 176				2/11/2003
PP 177				2/11/2003
PP 275				2/4/2003
PP 276				2/4/2003
PP 277				2/4/2003
PP 278				214/2003
PP 279				2/4/2003
PP 280				2/4/2003
PP 281				2/4/2003
PP 282				2/4/2003
PP 283				2/4/2003
PP 284				2/4/2003
PP 285				2/4/2003
PP 286				2/4/2003
PP 287				2/4/2003
PP 288				2/4/2003
PP 289				2/4/2003
PP 290				2/4/2003
PP 291				2/4/2003

Claim Name	BLM Serial No.	Book	Paqe	Location Date
PP 292				2/4/2003
PP 293				2/4/2003
PP 294				2/4/2003
PP 295				2/4/2003
PP 296				2/4/2003
PP 297				2/4/2003
PP 298				2/4/2003
PP 299				2/4/2003
PP 300				2/4/2003
PP 301				2/4/2003
PP 302				2/4/2003
PP 303				2/4/2003
PP 304				2/4/2003
PP 305				2/4/2003
PP 306				2/4/2003
PP 307				2/4/2003
PP 308				2/4/2003
PP 309				2/4/2003
PP 310				2/5/2003
PP 311				2/5/2003
PP 313				2/5/2003
PP 315				2/5/2003
PR 1	843359	358	358	12/5/2002
PR 2	843360	358	359	12/5/2002
PR 3	843361	358	360	12/5/2002
PR 4	843362	358	361	12/5/2002
PR 5	843363	358	362	12/5/2002
PR 6	843364	358	363	12/5/2002
PR 7	843365	358	364	12/5/2002
PR 8	843366	358	365	12/5/2002
PR 9	843367	358	366	12/5/2002
PR 10	843368	358	367	12/5/2002
PR 11	843369	358	368	12/5/2002
PR 12	843370	358	369	12/5/2002
PR 13	843371	358	370	12/5/2002
PR 14	843372	358	371	12/5/2002
PR 15	843373	358	372	12/5/2002
PR 16	843374	358	373	12/5/2002
PR 17	843375	358	374	12/5/2002
PR 18	843376	358	375	12/5/2002
PR 19	843377	358	376	12/5/2002
PR 20	843378	358	377	12/5/2002

A-2-2

Claim Name BLM Serial No.		Book	Paqe	Location Date
PR 21	843379	358	378	12/5/2002
PR 22	843380	358	379	12/5/2002
PR 23	843381	358	380	12/5/2002
PR 24	843382	358	381	12/5/2002
PR 53	843383	358	382	12/5/2002
PR 54	843384	358	383	12/5/2002
PR 55	843385	358	384	12/5/2002
PR 56	843386	358	385	12/5/2002
PR 57	843387	358	386	12/5/2002
PR 58	843388	358	387	12/5/2002
PR 59	843389	358	388	12/5/2002
PR 60	843390	358	389	12/5/2002
PR 61	843391	358	390	12/5/2002
PR 62	843392	358	391	12/5/2002
PR 63	843393	358	392	12/5/2002
PR 64	843394	358	393	12/5/2002
PR 65	843395	358	394	12/5/2002
PR 66	843396	358	395	12/5/2002
PR 67	843397	358	396	12/5/2002
PR 68	843398	358	397	12/5/2002
PR 69	843399	358	398	12/5/2002
PR 70	843400	358	399	12/5/2002
PR 71	843401	358	400	12/5/2002
PR 72	843402	358	401	12/5/2002
PR 73	843403	358	402	12/5/2002
PR 74	843404	358	403	12/5/2002
PR 75	843405	358	404	12/5/2002
PR 76	843406	358	405	12/5/2002
PR 77	843407	358	406	12/5/2002
PR 78	843408	358	407	12/5/2002
PR 79	843409	358	408	12/5/2002
PR 80	843410	358	409	12/5/2002
PR 81	843411	358	410	12/5/2002
PR 82	843412	358	411	12/5/2002
PR 83	843413	358	412	12/5/2002
PR 84	843414	358	413	12/5/2002
PR 85	843415	358	414	12/5/2002
PR 86	843416	358	415	12/5/2002
PR 87	843417	358	416	12/5/2002
PR 88	843418	358	417	12/5/2002
PR 107	843419	358	418	12/4/2002
PR 108	843420	358	419	12/4/2002
PR 109	843421	358	420	12/4/2002

A-2-3

Claim Name	BLM Serial No.	Book	Paqe	Location Date
PR 110	843422	358	421	12/4/2002
PR 111	843423	358	422	12/4/2002
PR 112	843424	358	423	12/4/2002
PR 113	843425	358	424	12/4/2002
PR 114	843426	358	425	12/4/2002
PR 115	843427	358	426	12/4/2002
PR 116	843428	358	427	12/4/2002
PR 117	843429	358	428	12/4/2002
PR 118	843430	358	429	12/4/2002
PR 119	843431	358	430	12/4/2002
PR 120	843432	358	431	12/4/2002
PR 121		358	432	12/4/2002
PR 122		358	433	12/4/2002
PR 123	843433	358	434	12/4/2002
PR 124	843434	358	435	12/4/2002
PR 125	843435	358	436	12/4/2002
PR 126	843436	358	437	12/4/2002
PR 127	843437	358	438	12/4/2002
PR 128	843438	358	439	12/4/2002
PR 129	843439	358	440	12/4/2002
PR 130	843440	358	441	12/4/2002
PR 131	843441	358	442	1214/2002
PR 132	843442	358	443	12/4/2002
PR 133	843443	358	444	12/4/2002
PR 134	843444	358	445	12/4/2002
PR 135	843445	358	446	12/4/2002
PR 136	843446	358	447	12/4/2002
PR 137	843447	358	448	12/4/2002
PR 138	843448	358	449	12/4/2002
PR 139	843449	358	450	12/4/2002
PR 140	843450	358	451	12/4/2002
PR 141	843451	358	452	2/7/2003
PR 142	843452	358	453	2/7/2003
PR 143	843453	358	454	2/7/2003
PR 144	843454	358	455	2/7/2003
PR 145	843455	358	456	12/6/2002
PR 146	843456	358	457	12/6/2002
PR 147	843457	358	458	12/6/2002
PR 148	843458	358	459	12/6/2002
PR 149	843459	358	460	12/6/2002
PR 150	843460	358	461	12/6/2002
PR 151	843461	358	462	12/6/2002
PR 152	843462	358	463	12/6/2002
PR 153	843463	358	464	12/6/2002
PR 154	843464	358	465	12/6/2002

Claim Name	BLM Serial No.	Book	Page	Location Date
PR 155	843465	358	466	12/6/2002
PR 156	843466	358	467	12/6/2002
PR 157	843467	358	468	12/6/2002
PR 158	843468	358	469	12/6/2002
PR 159	843469	358	470	12/6/2002
PR 160	843470	358	471	12/6/2002
PR 161	843471	358	472	12/6/2002
PR 162	843472	358	473	12/6/2002
PR 163	843473	358	474	12/6/2002
PR 164	843474	358	475	12/6/2002
PR 165	843475	358	476	12/6/2002
PR 166	843476	358	477	12/6/2002
PR 167	843477	358	478	12/6/2002
PR 168	843478	358	479	12/6/2002
PR 169	843479	358	480	12/6/2002
PR 170	843480	358	481	12/6/2002
PR 171	843481	358	482	12/6/2002
PR 172	843482	358	483	12/6/2002

A-2-5

Exhibit A-3
Area of Interest

Exhibit B

"Exploration, Development and Related Work" shall mean and include all operations and activities of PDUS (or performed at the request of PDUS) on or relating to the Property for purposes of determining ore reserves and mineralization, and for purposes of exploration for and development of valuable minerals from the Property including, without limitation, the right to enter upon the Property for purposes of surveying, exploring, testing, sampling, trenching, bulk sampling, prospecting and drilling for valuable minerals, and to construct and use buildings, roads, power and communication lines, and to use so much of the surface of the Property in such manner as PDUS deems necessary for the enjoyment .of any rights and privileges to PDUS hereunder or otherwise necessary to effect the purposes of this letter agreement and the Exploration Agreement, and any reclamation required in connection with the foregoing.

Exhibit C

"Work Expenditures" shall mean and include all costs or fees, expenses, liabilities and charges paid or incurred by PDUS which are directly related to Exploration, Development and Related Work conducted during the Earn-In Period, including without limitation:

(a)

All costs and expenses incurred in conducting exploration and prospecting activities on or in connection with the Property, including, without limitation, the preparation of feasibility studies, the active pursuit of required federal, state or local ..authorizations or permits and the performance of required environmental protection or reclamation obligations, the building, maintenance and repair of roads, drill site preparation, drilling, tracking, sampling, trenching, digging test pits, shaft sinking, acquiring, diverting and/or transporting water necessary for exploration, logging of drill holes and drill core, completion and evaluation of geological, geophysical, geochemical or other exploration data and preparation of interpretive reports, and surveying and laboratory costs and charges (including assays or metallurgical analyses and tests);

(b)

All expenses incurred in conducting development activities on or in connection with the Property, the active pursuit of required federal, state or local authorization or permits and the performance of required environmental protection or reclamation obligations, pre-stripping and stripping, the construction and installation of a mill, leach pads or other beneficiation facilities for valuable minerals, and other activities, operations or work performed in preparation for the removal of valuable minerals from the Property;

(c)

All costs incurred by PDUS in locating mining claims to the extent such claims are wholly within an area one-half mile outside the exterior boundaries of the Property and described on Exhibit A-3 as "potentially locatable ground" (the "Area of Interest"), including costs and expenses incurred by PDUS in conducting negotiations and due diligence, attorneys' fees, and all moneys paid by PDUS in acquiring and holding such property interests;

(d)

All costs incurred in performing any reclamation or other restoration or clean-up work required by any federal, state or local agency or authority, and all costs of insurance obtained or in force to cover activities undertaken by or on PDUS's behalf on the Property;

(e)

Salaries, wages, expenses and benefits of PDUS's employees or consultants engaged in operations directly relating to the Property, including salaries and fringe benefits of those who are temporarily assigned to and directly employed on work relating to the Property for the periods of time such employees are engaged in such activities and reasonable transportation expenses for all such employees to and from their regular place of work to the Property;

(f)

(a)

All costs incurred in connection with the preparation of pre-feasibility studies or a Feasibility Study and economic and technical analyses pertaining to the Property, whether carried out by PDUS or by third parties under contract with PDUS;

(b)

Taxes and assessments, other than income taxes, assessed or levied upon or against the Property or any improvements thereon situated thereon for which PDUS is responsible or for which PDUS reimburses Lessee;

(c)

Costs of material, equipment and supplies acquired, leased or hired, for use in conducting exploration or development operations relating to the Property; provided, however, that equipment owned and supplied by PDUS shall be chargeable at rates no greater than comparable market rental rates available in the area of the Property;

(d)

Costs and expenses of establishing and maintaining field offices, camps and housing facilities;

(e)

Costs incurred by PDUS in examining and curing title to any part of the Property or any interest in real property within the Area of Interest, in maintaining the Property or any interest in real property within the Area of Interest whether through the performance of assessment work, the payment of claim maintenance fees or otherwise (including without limitation the Initial Payment), in making required payments or performing other required obligations under the Lease, in satisfying surface use or damage obligations to landowners, or in conducting any analyses of the environmental conditions at the Property; and

(f)

An additional 10% as overhead on all costs and expenses described in (a) through (j) above, except for mine development and construction, for which a 3% overhead charge will apply.

(g)

Exhibit D
U.S. TAX MATTERS

Article I
Effect of this Exhibit

This Exhibit shall govern the relationship of the parties with respect to U.S. tax matters and the other matters addressed herein. Except as otherwise indicated, capitalized terms used in this Exhibit shall have the meanings given to them in the letter agreement among White Knight Resources Ltd., White Knight Resources (U.S.) Inc., CUN Minerals, Inc., Chapleau Resources Ltd, Chapleau Resources (USA) Ltd. and Placer Dome U.S. Inc. (the "Agreement") to which this Exhibit is attached, and the Exploration Agreement. In the event of a conflict between this Exhibit and the other provisions of the Agreement, the terms of this Exhibit shall control.

Article II
Tax Matters Partner

 2.1

Designation of Tax Matters Partner. PDUS is hereby designated tax matters partner (hereinafter "TMP") as defined in Section 6231(a)(7) of the Internal Revenue Code of 1986, as amended ("the Code"), and shall be responsible for, make elections for, and prepare and file any federal and state tax returns or other required tax forms. The TMP and Lessee shall use reasonable best efforts to comply with the responsibilities outlined in this Article II and in Sections 6221 through 6233 of the Code (including any Treasury regulations promulgated thereunder) and in doing so shall incur no liability to any other party.

 2.2

Notice. Lessee shall furnish the TMP with such information (including information specified in Section 6230(e) of the Code) as the TMP may reasonably request to permit it to provide the Internal Revenue Service with sufficient information to allow proper notice to the parties in accordance with Section 6223 of the Code. The TMP shall keep Lessee informed of all administrative and judicial proceedings for the adjustment at the partnership level of partnership items in accordance with Section 6223(g) of the Code.

2.3

Inconsistent Treatment of Partnership Item. If an administrative proceeding contemplated under Section 6223 of the Code has begun, and the IMP so requests, each of White Knight and Chapleau shall notify the TMP of its treatment of any partnership item on its federal income tax return that is inconsistent with the treatment of that item on the partnership return.

2.4

Extensions of Limitation Periods. The TMP shall not enter into any extension of the period of limitations as provided under Section 6229 of the Code without first giving reasonable advance notice to Lessee of such intended action.

2.5

Requests for Administrative Adjustments. Neither PDUS nor Lessee shall file, pursuant to Section 6227 of the Code, a request for an administrative adjustment of partnership items for any partnership taxable year without first notifying the other parties. If the other parties agree with the requested adjustment, the TMP shall file the request for administrative adjustment on behalf of the partnership. If unanimous consent is not obtained within 30 days after notice from the proposing party, or within the period required to timely file the request for administrative adjustment, if shorter, either party, including the TMP, may file that request for administrative adjustment on its own behalf.

2.6

Judicial Proceedings. Any party intending to file a petition under Section 6226, 6228 or other sections of the Code with respect to any partnership item, or other tax matters involving the partnership, shall notify the other parties of such intention and the nature of the contemplated proceeding. If the TMP is the party intending to file such petition, such notice shall be given within a reasonable time to allow the other parties to participate in the choosing of the forum in which such petition will be filed. If the parties do not agree on the appropriate forum, then the appropriate forum shall be decided by PDUS. If any party intends to seek review of any court decision rendered as a result of a proceeding instituted under the preceding part of this Section 2.6, that party shall notify the other parties of such intended action.

2.7

Settlements. The TMP shall not bind the other parties to a settlement agreement without first obtaining the written concurrence of those parties. Any party who enters into a settlement agreement with respect to any partnership items, as defined by Section 6231(a)(3) of the Code, shall notify the other parties of such settlement agreement and its terms within 90 days after the date of settlement.

2.8

Fees and Expenses. Each party may engage legal counsel, certified public accountants, or others in its own behalf and at its sole cost and expense.

2.9

Survival. The provisions of this Article II shall survive the termination of the partnership or the termination of any party's interest in the partnership and shall remain binding on the parties for a period of time necessary to resolve with the Internal Revenue Service or the Department of the Treasury any and all matters regarding the federal income taxation of the partnership for the applicable tax year(s).

Article Ill
Tax Elections and Allocations

3.1

Tax Partnership Election. It is understood and agreed that the parties intend to create a partnership for United States federal and state income tax purposes, and, unless otherwise agreed to hereafter by the parties, no party shall make an election to be, or have the arrangement evidenced hereby, excluded from the application of any provisions of Subchapter K of the Code, or any equivalent state income tax provision. It is understood and agreed that the parties intend to create a partnership for federal and state income tax purposes only (a "tax partnership") and agree that, if necessary, an election to be so treated shall be filed pursuant to Treasury Regulation Section 301.7701-3. The TMP shall file with the appropriate office of the Internal Revenue Service a partnership income tax return covering operations on the Property. The parties recognize that this Agreement may be subject to state income tax statutes. The TMP shall file with the appropriate offices of the state agencies any required partnership state income tax returns. Not later than March 15th of each calendar year, each of White Knight and Chapleau agrees to furnish to the TMP any information it may have relating to operations on the Property during the previous calendar year as shall be required for proper preparation of such returns. The TMP shall furnish to each of White Knight and Chapleau for their review a copy of each proposed income tax return at least two weeks prior to the date the return is filed.

3.2

Tax Elections. The tax partnership shall make the following elections for purposes of all partnership income tax returns:

(a)

To use the accrual method of accounting;

(b)

Pursuant to the provisions at Section 706(b)(1) of the Code, to use as its taxable year, unless otherwise required by law, a year ending December 31st. In this respect the parties represent that their taxable years are as follows:

WKGI:

December 31

CUSA:

November 15

PDUS:

December 31;

(c)

To deduct currently all development expenses to the extent possible under Section 616 of the Code, or, at the election of the TMP, to elect under Section 616(b) of the Code to treat such expenses as deferred expenses;

(d)

Unless the parties unanimously agree otherwise, to compute the allowance for depreciation in respect of all depreciable assets using the maximum accelerated tax depreciation table and the shortest life permissible, or, at the election of the TMP, using the units of production method of depreciation;

(e)

To treat advance royalties as deductions from gross income for the year paid or accrued to the extent permitted by law;

(f)

To adjust the basis of tax partnership property under Section 754 of the Code at the request of any party (provided that all costs and consequences of such election shall be for the account of the party making the request);

(g)

To amortize over the shortest permissible period all organizational expenditures and business start-up expenses under Sections 195 and 709 of the Code;

Any other election required or permitted under the Code or any state tax law shall be made as determined by the TMP.

Each party shall elect (or has previously elected) under Section 617(a) of the Code to deduct currently all exploration expenses.

Each party reserves the right to capitalize its share of development and/or exploration expenses of the tax partnership in accordance with Section 59(e) of the Code, provided that a party's election to capitalize all or any portion of such expenses shall not affect the party's Capital Account.

3.3

Allocations to Parties. Allocations for Capital Account purposes shall be in accordance with the following:

(a)

Exploration and development cost deductions shall be allocated among the parties in accordance with their respective contributions to such costs.

(b)

Depreciation and loss deductions with respect to any depreciable asset shall be allocated among the parties in accordance with their respective contributions to the adjusted basis of the asset which gives rise to the depreciation or loss deduction.

(c)

Production and operating cost deductions, if any, shall be allocated among the parties in accordance with their respective contributions to such costs.

(d)

Deductions for depletion (to the extent of the amount of such deductions that would have been determined for Capital Account purposes if only cost depletion were allowable for federal income tax purposes) shall be allocated to the parties in accordance with their respective contributions to the adjusted basis of the depletable property. Any remaining depletion deductions shall be allocated to the parties so that, to the extent possible, the parties receive the same total amounts of percentage depletion as they would have received if percentage depletion were allocated to the parties in proportion to their respective shares of the gross income used as the basis for calculating the federal income tax deduction for percentage depletion.

(e)

Subject to Section 3.3(g) below, gross income, if any, on the sale of production shall be allocated in accordance with the parties' rights to share in the proceeds of such sale.

(f)

Except as provided in Section 3.3(g) below, gain or loss on the sale of a depreciable or depletable asset shall be allocated so that, to the extent possible, the net amount reflected in the parties' Capital Accounts with respect to such property (taking into account the cost of such property, depreciation, amortization, depletion or other cost recovery deductions and gain or loss) most closely reflects the parties' interest in the Property as set forth in the Agreement (determined without regard to this Exhibit).

(g)

Gains and losses on the sale of all or substantially all the assets of the tax partnership shall be allocated so that, to the extent possible, the parties' resulting Capital Account balances are in the same ratio as their interests in the Property as set forth in the Agreement (determined without regard to this Exhibit) at the time of such sale.

(h)

All deductions and losses that are not otherwise allocated in this Section 3.3 shall be allocated among the parties in accordance with their respective contributions to the costs producing each such deduction or to the adjusted basis of the asset producing each such loss.

(i)

(i) Any recapture of exploration expenses under Section 617(b)(1)(A) of the Code, and any disallowance of depletion under Section 617(b)(1)(B) of the Code, shall be borne by the parties in the same manner as the related exploration expenses were allocated to, or claimed by, them.

(j) "Nonrecourse deductions," as defined by Treasury Regulation Section 1.704-2(b)(1) shall be allocated among the parties in proportion to their interests in the Property as set forth in the Agreement (determined without regard to this Exhibit) except as otherwise required by Treasury Regulation Section 1.704-2.

(k) All other items of income and gain, if any, shall be allocated to the parties in accordance with their interests in the Property as set forth in the Agreement (determined without regard to this Exhibit).

(I) If the parties' interests in the tax partnership change during any taxable year of the tax partnership, the distributive share of items of income, gain, loss and deduction of each party shall be determined in any manner (1) permitted by Section 706 of the Code, and (2) agreed on by both parties. If the parties cannot agree on a method, the method shall be determined by the TMP in consultation with its tax advisers, with preference given to the interim closing of the books method except where application of that method would result in undue administrative expense in relationship to the amount of the items to be allocated.

3.4 Regulatory Allocations. Notwithstanding the provisions of Section 3.3 to the contrary, the following special allocations shall be given effect for purposes of maintaining the parties' Capital Accounts.

(a)

If either party unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), which result in a deficit Capital Account balance, items of income and gain shall be specially allocated to each such party in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Capital Account deficit of such party as quickly as possible. For the purposes of this Section 3.4(a), each party's Capital Account balance shall be increased by the sum of (i) the amount that party is obligated to restore pursuant to any provision of the Agreement, and (ii) the amount that party is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulation Sections 1.704-2(g)(1) and 1.704-2(i)(5).

(b)

The "minimum gain chargeback" and "partner minimum gain chargeback" provisions of Treasury Regulation Sections 1.704-2(f) and 1.704-2(i)(4), respectively, are incorporated herein by reference and shall be given effect. In accordance with Treasury Regulation Section 1.704-2(i)(1), deductions attributable to a "partner nonrecourse liability" shall be allocated to the party that bears the economic risk of loss for such liability.

(c)

If the allocation of deductions to either party would cause such party to have a deficit Capital Account balance at the end of any taxable year of the tax partnership

(d)

(after all other allocations provided for in this Article III have been made and after giving effect to the adjustments described in subparagraph (a) of Section 3.4), such deductions shall instead be allocated to the other party.

 3.5 Curative Allocations. The allocations set forth in Section 3.4 (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. It is the intent of the parties that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of income, gain, loss or deduction pursuant to this Section 3.5. Therefore, notwithstanding any other provisions of this Article III (other than the Regulatory Allocations), the TMP shall make such offsetting special allocations of income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each party's Capital Account balance is, to the extent possible, equal to the Capital Account balance such party would have had if the Regulatory Allocations were not part of this Agreement and all items were allocated pursuant to Section 3.3 without regard to Section 3.4.

 3.6 Tax Allocations. Except as otherwise provided in this Section 3.6, items of taxable income, credit, deduction, gain and loss shall be allocated in the same manner as the corresponding item is allocated for book purposes under Sections 3.3, 3.4 and 3.5 of the corresponding item determined for Capital Account purposes.

(a)

Recapture of tax deductions arising out of a disposition of property shall, to the extent consistent with the allocations for tax purposes of the gain or amount realized giving rise to such recapture, be allocated to the parties in the same proportions as the recaptured deductions were originally allocated or claimed.

(b)

To the extent required by Section 704(c) of the Code, income, gain, loss, and deduction with respect to property contributed to the tax partnership by a party shall be allocated among the parties so as to take account of the variation between the basis of the property to the tax partnership and its fair market value at the time of contribution. The parties intend that Section 704(c) shall effect no allocations of tax items that are different from the allocations under Sections 3.3, 3.4 and 3.5 of the corresponding items for Capital Account purposes; provided that gain or loss on the sale of property contributed to the tax partnership shall be allocated to the contributing party to the extent of built-in gain or loss, respectively, as determined under Treasury Regulation Section 1.704-3(a). However, to the extent that allocations of tax items other than built-in gain and built-in loss are required pursuant to Section 704(c) of the Code to be made other than in accordance with the allocations under Sections 3.3, 3.4 and 3.5 of the corresponding items for Capital Account purposes, Section 704(c) shall be applied in accordance with the available allocation method that most closely approximates the intended allocation of tax items under this tax partnership agreement.

(c)

The parties understand the allocations of tax items set forth in this Section 3.6, and agree to report consistently with such allocations for federal and state tax purposes.

(d)

Article IV
Capital Accounts; Liquidation

4.1

Capital Accounts.

(a)

A separate capital account shall be established and maintained by the TMP for each party (a "Capital Account"). Such Capital Account shall be increased by

(i) the amount of money contributed by the party to the tax partnership, (ii) the fair market value of property contributed by the party to the tax partnership (net of liabilities securing such contributed property that the tax partnership is considered to assume or take subject to under Code Section 752) and (iii) allocations to the party under Sections 3.3, 3.4 and 3.5 of expenditures of the tax partnership income and gain (or items thereof), including income and gain exempt from tax; and shall be decreased by (iv) the amount of money distributed to the party by the tax partnership, (v) the fair market value of property distributed to the party by the tax partnership (net of liabilities securing such distributed property and that the party is considered to assume or take subject to under Code Section 752), (vi) allocations to the party under Sections 3.3, 3.4 and 3.5 of expenditures of the tax partnership not deductible in computing its taxable income and not properly chargeable to a Capital Account, and (vii) allocations of tax partnership loss and deduction (or items thereof), excluding items described in (vi) above and percentage depletion to the extent it exceeds the adjusted tax basis of the depletable property to which it is attributable. The parties will agree to the net fair market value of the Property contributed to the tax partnership by Lessee not later than April 9, 2003.

(b) In the event that the Capital Accounts of the parties are computed with reference to the book value (as reasonably determined by the TMP) of any asset which differs from the adjusted tax basis of such asset, then the Capital Accounts shall be adjusted for depreciation, depletion, amortization and gain or loss as computed for book purposes with respect to such asset in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).

(c) In the event any interest in the tax partnership is transferred in accordance with the terms of the Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest, except as provided in Treasury Regulation Section 1.704-1(b)(2)(iv)(1).

(d) In the event property, other than money, is distributed to a party, the Capital Accounts of the parties shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction in herein in such property (that has not been reflected in the Capital Accounts previously) would be allocated among the parties if there was a taxable disposition of such property for the fair market value of such property (taking Section 7701(g) of the Code into account) on the date of distribution. For this purpose the fair market value of the property shall be determined as set forth in Section 4.2(a) below.

(e)

For purposes of maintaining the Capital Accounts, the tax partnership's deductions with respect to contributed property in each year for (i) depletion,

(ii) deferred development expenditures under Code Section 616(b) attributable to pre-

contribution expenditures, (iii) amortization under Code Section 291(b) attributable to pre-contribution expenditures, and (iv) amortization under Code Section 59(e) attributable to pre-contribution expenditures shall be the amount of the corresponding item determined for tax purposes pursuant to Section 3.6(c) multiplied by the ratio of (A) the book value (as reasonably determined by the TMP) at which the contributed property is recorded in the Capital Accounts to (B) the adjusted tax basis of the contributed property (including basis resulting from capitalization of pre-contribution development expenditures under Code Sections 616(b), 291(b), and 59(e)).

(a)

 The foregoing provisions, and the other provisions of the Agreement relating to the maintenance of Capital Accounts and the allocations of income, gain, loss, deduction and credit, are intended to comply with Treasury Regulation Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulation. In the event the TMP shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulation, the TMP may make such modification, provided that it is not likely to have a material effect on the amount distributable to any party upon liquidation of the tax partnership pursuant to Section 4.2 below.

(b)

 If the parties so agree, upon the occurrence of an event described in Treasury Regulation Section 1.704-1(b)(2)(iv)(f)(5), the Capital Accounts shall be restated in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f) to reflect the manner in which unrealized income, gain, loss or deduction in herein the assets of the tax partnership (that has not been reflected in the Capital Accounts previously) would be allocated among the parties if there were a taxable disposition of such assets for their fair market values, as determined in accordance with Section 4.2(a). For purposes of Section 3.3, a party shall be treated as contributing the portion of the book value of any property that is credited to the party's Capital Account pursuant to the preceding sentence. Following a revaluation pursuant to this subparagraph (g) of Section 4.1, the parties' shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to property that has been revalued pursuant to this subparagraph (g) of Section 4.1 shall be determined in accordance with the principles of Code Section 704(c) as applied pursuant to the final sentence of Section 3.6(b).

4.2 Liquidation. in the event the partnership is "liquidated" within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g) then, notwithstanding any other provision of the Agreement to the contrary, the following steps shall be taken:

 (a) The Capital Accounts of the parties shall be adjusted to reflect any gain or loss which would be realized by the tax partnership and allocated to the parties pursuant to the provisions of Article III of this Exhibit D if the assets had been sold at their fair market value at the time of liquidation. The fair market value of the assets shall be determined by the parties; provided, however, that in the event that the parties fail to agree on the fair market value of any asset, its fair market value shall be determined by a nationally recognized independent engineering firm or other qualified independent party approved by the parties.

(a)

After making the foregoing adjustments and/or contributions, all remaining assets shall be distributed to the parties in accordance with the balances in their Capital Accounts (after taking into account all allocations of Article III, including without limitation subparagraph (h) of Section 3.3). Unless otherwise expressly agreed by both parties, each party shall receive an undivided interest in each and every asset determined by the ratio of the amount in each party's Capital Account to the total of all of the parties' Capital Accounts. Assets distributed to the parties shall be deemed to have a fair market value equal to the value assigned to them pursuant to Section 4.2(a) above.

(b)

All distributions to the parties in respect of their Capital Accounts shall be made in accordance with the time requirements of Treasury Regulation Sections 1.704-1(b)(2)(ii)(b)(2) and (3).

 4.3 Deemed Terminations. Notwithstanding the provisions of Section 4.2, if the "liquidation" of the tax partnership results from a deemed termination under Section 708(b)(1)(B) of the Code, then (i) subparagraphs (a) and (b) of Section 4.2 shall not apply, (ii) the tax partnership shall be deemed to have contributed its assets to a new tax partnership and then to have distributed interests in the new tax partnership to the parties, (iii) the parties shall be deemed to have received interests in the new tax partnership equivalent to the interests held by them in the tax partnership deemed terminated, and (iv) the new tax partnership shall continue pursuant to the terms of the Agreement and this Exhibit.

 4.4 Continuation. The parties agree that their tax partnership will survive the termination of the Agreement and the Exploration Agreement and continue until terminated pursuant to the provisions of Section 4.2 or 4.3, unless PDUS exercises its Acquisition Right and the parties enter into the Joint Venture Agreement, in which case the provisions of Exhibit C to the Joint Venture Agreement shall apply.

 4.5 Assignment. The provisions of this Exhibit D shall be binding upon and inure to the benefit of the parties and their successors and assigns. The provisions of this Exhibit D shall be deemed to be a covenant running with the land and shall be binding upon any third party who acquires any interest in the Agreement or the Exploration Agreement or the Property.

Exhibit E
SHORT FORM OF AGREEMENT

THIS SHORT FORM OF AGREEMENT (the "Short Form") is made and entered into effective as of March 26, 2003 by and among White Knight Resources Ltd., a British Columbia corporation, whose address is #922-510 West Hastings Street, Vancouver, B.C. Canada V6B 1L8 ("WKRL"), White Knight Gold (U.S.) Inc., a Delaware corporation, whose address is 4790 Coughlin Parkway, #137, Reno, Nevada 89509 ("White Knight"), CUN Minerals, Inc., a Nevada corporation, whose address is the same as that of White Knight ("CUN") Chapleau Resources Ltd., a British Columbia corporation, whose address is #104-135 10ti' Avenue South, Cranbrook, British Columbia, Canada VIC 2N1 ("Chapleau"), Chapleau Resources (USA) Ltd., an Alaska corporation, whose address for purposes hereof is the same as that of Chapleau ("CUSA"), and Placer Dome U.S. Inc., a California corporation, whose address for purposes hereof is 1125 17th Street, Suite 2310, Denver, Colorado U.S.A. 80202 ("PDUS").

RECITALS

A.

WKRL, of which White Knight is a wholly-owned subsidiary, and Leo Damele, as agent and attorney-in-fact for various family members pursuant to that Special Power of Attorney dated January 19, 1999, are parties to that certain Mineral Lease Agreement dated February 10, 1994, as amended by (a) that Amendment to Mineral Lease Agreement dated September 9,1995, (b) that Second Amendment to Mineral Lease Agreement dated January 31, 1997, (c) that Third Amendment to Mineral Lease Agreement dated April 10, 1997, (d) that Fourth Amendment and Clarification of Mineral Lease Agreement dated April 13, 1999, and (e) that Fifth Amendment to Mineral Lease Agreement dated May 1, 2001, (collectively, the "Lease"), pursuant to which White Knight (by virtue of an Assignment and Agreement between WKRL and White Knight dated May 6, 1997) acquired a leasehold interest in certain unpatented mining claims in Eureka County, Nevada, as more particularly described in Exhibit A attached hereto and incorporated by reference (the "Claims"). CUN, an affiliate of WKRI, owns unpatented mining claims which are within the "Area of Influence" described in the Lease and are therefore subject to the Lease. Pursuant to an Option Agreement between White Knight and Chapleau dated May 26, 1997, Chapleau acquired an undivided 25% leasehold interest in the Property, which Chapleau has subsequently assigned to CUSA. The leasehold interest in the Claims, together with all water and water rights, easements and rights-of-way, and other appurtenances attached thereto or associated therewith, are collectively referred to hereinafter as the "Property."

B.

White Knight and CUSA (collectively referred to hereinafter as "Lessee"), WKRL, CUN, CRL and PDUS entered into a letter agreement effective March 26, 2003 (the "Agreement"), wherein Lessee granted to PDUS the right to explore and develop the Property and, if PDUS so desires, the right for PDUS to acquire a 60% interest in the Property and earn a 60% participating interest in a joint venture covering the Property.

C.

C.

WKRL, CUN, CRL, Lessee and PDUS desire to enter into this Short Form of Agreement for purposes of placing of record a notice of the Agreement.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

Grant of Exploration, Development and Related Rights. Lessee has granted and hereby grants to PDUS, for the term of the Agreement, the exclusive right to enter upon and use all or any part of the Property during the Earn-In Period (as defined in the Agreement) for the purposes of determining ore reserves and mineralization, and for purposes of development of valuable minerals from the Property, including the right to enter upon the Property for purposes of surveying, exploring, testing, sampling, trenching, bulk sampling, prospecting and drilling for valuable minerals, and to use and construct buildings, roads, power and communication lines, and to use so much of the surface of the Property in such manner as is necessary to the enjoyment of any of the rights or privileges of PDUS hereunder or otherwise reasonably necessary to effect the purposes of the Agreement.

2.

Grant of Right to Acquire an Interest in the Property. Lessee has granted and hereby grants to PDUS, during the Earn-In Period, the exclusive right to acquire an undivided 60% leasehold interest in the Property upon the completion of certain obligations set forth in the Agreement.

3.

Grant of Right to Enter into Joint Venture Agreement. In addition to the rights granted in the Agreement as described in paragraph 2 above, Lessee and PDUS have agreed and do hereby agree that, subject to the terms and conditions set forth in the Agreement, if PDUS acquires an undivided 60% leasehold interest in the Property, they will enter into a Joint Venture Agreement (as described in the Agreement) governing further operations at the Property.

4.

Term. Unless sooner terminated as provided in the Agreement, the term of the Agreement (the "Earn-In Period") shall run until such time as PDUS timely incurs required minimum amounts of Work Expenditures (as defined in the Agreement) and Lessee and PDUS execute the Joint Venture Agreement, or until sooner terminated as set forth in the Agreement, but in any event not later than March 26, 2010.

5.

Title to After-Acquired and Additional Interests. The Agreement applies and extends to any further or additional right, title, interest or estate heretofore or hereafter acquired by Lessee or PDUS in or to (i) the Property or any part thereof, or (ii) any interest in the lands covered by those unpatented mining claims described in Exhibit B attached hereto and incorporated herein by reference, or (iii) any interest in the lands described as "potentially locatable ground" as depicted on the map attached hereto as Exhibit C.

6.

1.

 Successors and Assigns. Subject to the provisions of paragraph 7 below, all of the terms, provisions and conditions of the Agreement and this Short Form are, and shall be, binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

2.

 Assignability. No party shall have the right to assign its interest in the Agreement, other than (i) to an affiliate or a subsidiary, (ii) in connection with a pledge of assets by PDUS for financing purposes, or (iii) in connection with a corporate merger or reorganization or a sale of all or substantially all of either party's assets, without the prior written consent of the non-assigning parties, which consent shall not be unreasonably withheld. Any third party to whom any interest in the Agreement or the Property is assigned or conveyed must agree in writing to be bound by all of the terms and conditions contained in the Agreement, including without limitation the tax partnership applicable thereto, in order for such assignment or conveyance to be effective.

3.

 Additional Terms. The Agreement contains additional clauses and various other provisions, and reference is made to the Agreement for such other terms and conditions as govern the Agreement, which terms and conditions are by reference made a part hereof. Nothing in this Short Form shall limit or affect the rights and duties of the parties under the Agreement. Requests for information regarding the Agreement should be made to the parties at the addresses set forth above.

4.

Counterparts. This Short Form may be executed in multiple counterparts, and all such counterparts taken together shall be deemed to constitute a single document.

IN WITNESS WHEREOF, the parties have executed this Short Form of Agreement effective as of March 26, 2003.

WHITE KNIGHT RESOURCES LTD., a British Columbia corporation

By:

Name:

Its:

WHITE KNIGHT GOLD (U.S.) INC., a Delaware corporation

By:

Name:

Its:

CUN MINERALS, INC., a Nevada corporation

By:

Name:

Its:

CHAPLEAU RESOURCES LTD., a British Columbia corporation

By:

Name:

Its:

CHAPLEAU RESOURCES (USA) LTD., an Alaska corporation

By:

Name:

Its:

PLACER DOME U.S. INC., a California corporation

By:

Name:

Its:

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this

day of

2003, by

, as

of White Knight Resources Ltd., a British Columbia corporation.

Witness my hand and official seal.

My commission expires:

Notary Public

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this

day of

, 2003, by

, as

of White Knight Gold (U.S.) Inc., a Delaware corporation.

Witness my hand and official seal.

My commission expires:

Notary Public

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this

day of

, 2003, by

, as

of CUN Minerals, Inc., a Nevada corporation.

Witness my hand and official seal.

My commission expires:

Notary Public

E-5

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this

day of

, 2003, by

, as

of
Chapleau Resources Ltd., a British Columbia corporation.

Witness my hand and official seal.

My commission expires:

Notary Public

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this

day of

, 2003, by

, as

of
Chapleau Resources (USA) Ltd., an Alaska corporation.

Witness my hand and official seal.

My commission expires:

Notary Public

STATE OF	)
) ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this

day of

, 2003, by

, as

of Placer Dome U.S. Inc., a California corporation.

Witness my hand and official seal.

My commission expires:

Notary Public

E-6

Exhibit F

"Feasibility Study" shall mean a report, prepared either internally by PDUS or by an independent third party, to ascertain whether valuable minerals from the Property can profitably be extracted, treated and sold in circumstances that would provide reasonable long term returns, and shall include, without limiting the generality of the foregoing,

(a)

reasonable assessments of the size and quality of the minable reserves of minerals;

(b)

reasonable assessments of the amenability of the minerals to metallurgical treatment;

(c)

a mine plan and reasonable descriptions of the work, equipment and supplies required to bring the prospective ore body or deposit of minerals into production, including beneficiation, environmental baseline, health and permitting requirements, and the estimated costs thereof; (d) a marketing plan for marketing products, and the assumed terms of sale and prices to be received; (e) conclusions and recommendations regarding the economic feasibility and timing for bringing the prospective ore body or deposit of minerals into commercial production, taking into account items (a) through (d) above; and (f) such other information in such form and level of detail as may be appropriate and necessary to allow a bank or other lending institution familiar with the mining industry to make a decision as to whether to loan funds for such operations

F- 1

Exhibit G

If Lessee chooses to convert its Participating Interest in the Property to an interest in Net Smelter Returns, it will be entitled to receive as a nonparticipating production royalty (the "Production Royalty"), the percentage of Net Smelter Returns described in the letter agreement from the sale of any valuable minerals extracted, produced and sold from the Property as set forth in the Joint Venture Agreement.

"Net Smelter Returns" are defined as the gross revenues actually received by PDUS (the "Payor") from a smelter, refiner or other ore buyer from the sales of any valuable minerals extracted and produced from the Property, less (i) all costs to Payor of weighing, sampling, determining moisture content and packaging such valuable minerals and of loading and transporting the same from the Property to the point of sale, including insurance and in-transit security costs; (ii) all smelter costs and all charges and penalties imposed by the smelter, refinery or purchaser; (iii) marketing costs and commissions; and (iv) ad valorem taxes, severance taxes, and any other taxes, charges or assessments as are imposed upon Payor's production or operations (including without limitation royalties or abandoned mine reclamation fees that may become payable to the federal government) except for income taxes and Nevada net proceeds taxes, which shall be the separate responsibility of each of Lessee and Payor, respectively. For purposes of calculating Net Smelter Returns in the event Payor elects not to sell any portion of the gold or silver extracted and produced from the Property, but instead elects to have the final product of any such gold or silver credited to or held for its account with any smelter, refiner or broker, such gold will be deemed to have been sold at the Quoted Price on the day such gold is actually credited to or placed in Payor's account, and such silver will be deemed to have been sold at the Quoted Price on the day such silver is actually credited to or placed in Payor's account. The "Quoted Price" is the price per ounce of gold and/or silver (as the case may be) as quoted (for gold) on the London P.M. fix (or the London A.M. fix if no London P.M. fix is available), or (for silver) on the London fix for silver, in each case as published in the Financial Times (or such other source as is mutually agreeable if the information is not available from the Financial Times) on the day such gold and/or silver is actually credited to or placed in Payor's account.

EXHIBIT H
ESTOPPEL CERTIFICATE

As the undersigned is aware, Placer Dome U.S. Inc. ("PDUS"), White Knight Resources Ltd. ("WKRL"), White Knight Gold (U.S.) Inc. ("WKGI"), CUN Minerals, Inc. ("CUN"), Chapleau Resources Ltd. ("Chapleau") and Chapleau Resources (USA) Ltd. are considering entering into a binding letter agreement, to be followed by a formal Exploration and Development Agreement (collectively, the "Agreement"), covering the leasehold interest held by WKGI and CUSA in certain unpatented mining claims (as described below). Pursuant to the Agreement, WKRL, WKGI, CUN, Chapleau and CUSA will grant to PDUS the right (but not the obligation) to earn an undivided 60% leasehold interest in the unpatented mining claims described below and, if PDUS elects to earn that interest, the parties will enter into a joint venture agreement covering further activities on the Claims which, in some events, could result in the conversion of interests in the joint venture to Net Smelter Returns royalty interests. The undersigned, as agent and attorney-in-fact pursuant to a Special Power of Attorney dated January 19, 1999 for all of the owners of those unpatented mining claims (collectively referred to as "Owner"), with the understanding that this Estoppel Certificate will be relied upon by PDUS, acknowledges and agrees to the foregoing and hereby certifies as follows:

1.

Owner is the owner of certain unpatented mining claims located in Eureka County, Nevada, as more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (the "Claims").

2.

 Owner and WKRL entered into a Mineral Lease Agreement covering the Claims dated February 10, 1994, as amended by (a) that Amendment to Mineral Lease Agreement dated September 9,1995, (b) that Second Amendment to Mineral Lease Agreement dated January 31,

3.

1997, (c) that Third Amendment to Mineral Lease Agreement dated April 10, 1997, (d) that Fourth Amendment and Clarification of Mineral Lease Agreement dated April 13, 1999, and (e) that Fifth Amendment to Mineral Lease Agreement dated May 1, 2001 (collectively, the "Lease"). WKGI and CUSA are now collectively the lessee under the Lease ("Lessee").

1.

The Lease is in full force and effect as of the date of this Estoppel Certificate, and neither Owner nor, to the best of Owner's knowledge, Lessee, is in default or alleged to be in default under the Lease. No notice of alleged default under the Lease has been received or sent by Owner. There exists no condition or event that, after notice or lapse of time or both, would constitute a default by Owner, or to the best of Owner's knowledge, by Lessee under the Lease.

2.

So long as the Agreement remains in effect, in the event of a default by Lessee under the Lease, Owner agrees that it and its successors and assigns will provide PDUS written notice of said default concurrently with the giving of such notice to Lessee. PDUS may, but shall not be obligated to, take any action required of Lessee under the Lease, within the period of time allowed under the Lease, that may be necessary to prevent or cure such a default. Owner agrees to accept such curative actions.

3.

The Lease is the only agreement, oral or written, between Owner and Lessee with respect to the Claims, and there are no outstanding claims by Owner for payments or otherwise thereunder. In addition, the Lease is the only agreement, oral or written, affecting the Claims (by way of the creation of a production royalty or otherwise) to which the Owner is a party.

4.

Owner acknowledges that PDUS may terminate its interest in the Agreement at any time in its sole discretion, with no further obligations or liability with respect to the Leased Claims except as set forth in the Agreement.

5.

IN WITNESS WHEREOF, this Estoppel Certificate has been executed and delivered for the benefit of PDUS as of the day of March, 2003.

Leo G. Damele, individually and, pursuant to that Special Power of Attorney dated January 19, 1999, on behalf of and as agent and attorney-in-fact for all of the parties identified as lessors in the Lease

H-3

EXHIBIT I
ARBITRATION PROCEDURE

Any dispute shall be settled by final and binding arbitration conducted expeditiously in accordance with the AAA Commercial Arbitration Rules, the Optional Procedures for Large, Complex Commercial Disputes, and the Optional Rules for Emergency Measures of Protection (the "Rules"). In the event of a conflict between this Exhibit I and the Rules, this Exhibit I shall govern. The attorney-client and work product privileges will be honored in the arbitration as though the case was being determined in a Nevada court.

(a)

The arbitration shall be conducted before three independent and impartial arbitrators, none of whom shall be appointed by any party. Rather, the arbitrators will be selected by AAA from the Large Complex Commercial Dispute Panel pursuant to Rule R-13 and shall possess an expertise in the subject matter of the dispute. The parties may elect by written agreement to conduct any arbitration before a single arbitrator.

(b)

The arbitration and the parties' rights of appeal shall be governed by the Nevada Uniform Arbitration Act, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction. The place of arbitration shall be Reno, Nevada. The arbitrators shall render their final award in accordance with the substantive law of the State of Nevada exclusive of its conflict of law rules. The limitations on any actions will be determined under Nevada law.

(c)

The arbitrators shall permit and facilitate such discovery as they determine is appropriate in the circumstances, taking into account the needs of the parties and the desirability of making discovery expeditious and cost-effective. Such discovery may include prehearing depositions, particularly depositions of witnesses who will not appear personally to testify, if there is a demonstrated need for such depositions. The arbitrators may issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed in discovery.

(d)

The following rules shall apply to the arbitration hearing:

(i)

Time limitations and schedules. The proceedings shall be conducted in an expeditious manner and, to the extent possible, with the goal of having the final award rendered within three months after the selection of the arbitrators has been completed. The panel is empowered to impose time limitations it considers reasonable for each phase of the proceeding.

(ii)

Management of proceedings. The arbitrators shall actively manage the proceedings as they deem best so as to make the proceedings fair, expeditious, economical, and less burdensome than litigation. To provide for speed and efficiency, the arbitrators may:

(1)

Limit issues so as to focus on the core of the dispute;

(1)

Limit the time allotted to each party for presentation of its case and any rebuttal; and,

(2)

Exclude testimony and other evidence they deem irrelevant or cumulative.

(a)

The arbitrators shall have authority to award any remedy or relief that a court of the State of Nevada could order or grant. In making monetary awards, the arbitrators are empowered to award only compensatory damages. Each party hereby irrevocably waives any damages in excess of compensatory damages, including a waiver of any punitive or multiple damages. The arbitrators may, in their discretion, grant pre-award interest, and if so, such interest may be at commercial rates during the relevant periods. The arbitrators may, in the course of proceedings, order any provisional remedy or conservatory measure, including but not limited to attachment, specific performance, preliminary injunction or the deposit of specified security, which they consider to be necessary, just and equitable. The failure of a party to comply with such an interim order, after due notice and opportunity to cure such noncompliance, may be treated by the arbitrators as a default and all or some of the claims or defenses of the defaulting party may be stricken and partial or final award entered against such party, or the arbitrators may award such lesser sanctions as they deem appropriate. A request for interim or provisional relief to a court shall not be deemed incompatible with the agreement to arbitrate or as a waiver of that agreement.

(b)

Prior to rendering their final award, the arbitrators shall submit to the parties an unsigned draft of the proposed award (exclusive of any award of costs and attorneys fees) and each party within three business days after receipt of such draft award, may serve on the other parties to the arbitration and file with the arbitrators: (i) a written statement outlining any claimed errors of fact, law computation or otherwise; and (ii) a certification by the party's counsel of the costs and attorneys' fees directly expended in the arbitration. Within three business days after receipt of the written statement of each party to the arbitration, the arbitrators shall render their final award. The award shall briefly state the reasoning on which it rests.

(c)

In the final award, the arbitrators are authorized and encouraged to award, as the arbitrators deem fair and just, to the party deemed by the arbitrators to be the prevailing party, that party's costs and attorneys' fees provided that such award of costs and fees may not exceed the amount of costs and fees incurred by the losing party in the arbitration.

(d)

All deadlines specified in this Exhibit I may be extended by mutual written agreement of the parties.

(e)

Each party is required to continue to perform its obligations under this letter agreement pending final resolution of any dispute.

(f)

The procedures specified in this Exhibit I will be the sole and exclusive procedures for the resolution of disputes between the parties arising out of or relating to

(g)

this letter agreement; provided, however, that, prior to the appointment of the arbitrators, a party may seek a preliminary injunction or other preliminary judicial relief in the courts of the State of Nevada if in the judgment of that party such action is necessary to avoid irreparable damage or to preserve the status quo. Despite the initiation of any such judicial proceedings, the parties will continue to participate in good faith in the procedures specified in this Exhibit I.

ESTOPPEL CERTIFICATE

As the undersigned is aware, Placer Dome U.S. Inc. ("PDUS"), White Knight Resources Ltd. ("WKRL"), White Knight Gold (U.S.) Inc. ("WKGI"), CUN Minerals, Inc. ("CUN"), Chapleau Resources Ltd. ("Chapleau") and Chapleau Resources (USA) Ltd., are considering entering into a binding letter agreement, to be followed by a formal Exploration and Development Agreement (collectively, the "Agreement"), covering the leasehold interest held by WKGI and CUSA in certain unpatented mining claims (as described below). Pursuant to the Agreement, WKRL, WKGI, CUN, Chapleau and CUSA will grant to PDUS the right (but not the obligation) to earn an undivided 60% leasehold interest in the unpatented mining claims described below and, if PDUS elects to earn that interest, the parties will enter into a joint venture agreement covering further activities on the Claims which, in some events, could result in the conversion of interests in the joint venture to Net Smelter Returns royalty interests. The undersigned, as agent and attorney-in-fact pursuant to a Special Power of Attorney dated January 19, 1999 for all of the owners of those unpatented mining claims (collectively referred to as "Owner"), with the understanding that this Estoppel Certificate will be relied upon by PDUS, acknowledges and agrees to the foregoing and hereby certifies as follows:

1.

Owner is the owner of certain unpatented mining claims located in Eureka County, Nevada, as more particularly described in Exhibit "A" attached hereto and incorporated herein by reference (the "Claims").

2.

 Owner and WKRL entered into a Mineral Lease Agreement covering the Claims dated February 10, 1994, as amended by (a) that Amendment to Mineral Lease Agreement dated September 9,1995, (b) that Second Amendment to Mineral Lease Agreement dated January 31, 1997, (c) that Third Amendment to Mineral Lease Agreement dated April 10, 1997, (d) that

3.

Fourth Amendment and Clarification of Mineral Lease Agreement dated April 13, 1999, (e) that Fifth Amendment to Mineral Lease Agreement dated May 1, 2001 and, (f) that Sixth Amendment to Mineral Lease Agreement dated March  21 , 2003 (collectively, the "Lease"). WKGI and CUSA are now collectively the lessee under the Lease ("Lessee").

1.

The Lease is in full force and effect as of the date of this Estoppel Certificate, and neither Owner nor, to the best of Owner's knowledge, Lessee, is in default or alleged to be in default under the Lease. No notice of alleged default under the Lease has been received or sent by Owner. There exists no condition or event that, after notice or lapse of time or both, would constitute a default by Owner, or to the best of Owner's knowledge, by Lessee under the Lease.

2.

So long as the Agreement remains in effect, in the event of a default by Lessee under the Lease, Owner agrees that it and its successors and assigns will provide PDUS written notice of said default concurrently with the giving of such notice to Lessee. PDUS may, but shall not be obligated to, take any action required of Lessee under the Lease, within the period of time allowed under the Lease, that may be necessary to prevent or cure such a default. Owner agrees to accept such curative actions.

3.

The Lease is the only agreement, oral or written, between Owner and Lessee with respect to the Claims, and there are no outstanding claims by Owner for payments or otherwise thereunder. In addition, the Lease is the only agreement, oral or written, affecting the Claims (by way of the creation of a production royalty or otherwise) to which the Owner is a party.

6.

Owner acknowledges that PDUS may terminate its interest in the Agreement at any time in its sole discretion, with no further obligations or liability with respect to the Leased Claims except as set forth in the Agreement.

IN WITNESS WHEREOF, this Estoppel Certificate has been executed and delivered for the benefit of PDUS as of the  24th  day of March, 2003.

   /s/

Leo G. Damele, individually and, pursuant to that Special Power of Attorney dated January 19, 1999, on behalf of and as agent and attorney-in-fact for all of the parties identified as lessors in the Lease